                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                     AMC ENTERTAINMENT INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                             AMC ENTERTAINMENT INC.
                              106 West 14th Street
                          Kansas City, Missouri 64105

                                October 13, 1995

TO THE STOCKHOLDERS OF
AMC ENTERTAINMENT INC.:

    The Annual Meeting of Stockholders of AMC Entertainment Inc. will be held at the Ward Parkway 22 Theatres, 8600 Ward Parkway, Kansas City, Missouri. The meeting will be held on Thursday, November 9, 1995, at 11:00 a.m. local time and will be followed by an informal lunch and a movie. The Board of Directors cordially invites you to attend.

    I hope you will attend the meeting in person, but whether or not you expect to attend, please sign, date and return the enclosed proxy card now, so that your shares will be represented at the meeting. If you do attend the meeting, you will be entitled to vote in person.

                                                   Very truly yours,

                                                   S. H. Durwood
                                                   Chairman of the Board

                                     [LOGO]

                             AMC ENTERTAINMENT INC.
                              106 West 14th Street
                          Kansas City, Missouri 64105
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 9, 1995
                             ---------------------

TO THE STOCKHOLDERS OF AMC ENTERTAINMENT INC.:

    The Annual Meeting of Stockholders of AMC Entertainment Inc. (the "Company") will be held at the Ward Parkway 22 Theatres, 8600 Ward Parkway, Kansas City, Missouri. The meeting will be held on Thursday, November 9, 1995, at 11:00 a.m. local time for the following purposes:

    1.  To elect a Board of Directors for the upcoming year;

    2. To consider and vote upon a proposal to ratify the appointment of Coopers & Lybrand L.L.P. as independent public accountants for the Company for the fiscal year ending March 28, 1996;

    3. To consider and vote upon the proposed amendments to the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan; and

    4.  To transact such other business as may properly come before the meeting.

    The close of business on October 6, 1995, has been designated as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournments thereof. A list of such stockholders will be available for review in the office of the Company's Secretary, on the 17th Floor of the Power and Light Building, located at 106 West 14th Street, Kansas City, Missouri, after October 26, 1995.

                                                    By order of the Board of
                                                            Directors

                                                       Nancy L. Gallagher
                                                            Secretary

Kansas City, Missouri
October 13, 1995

                             YOUR VOTE IS IMPORTANT

    If you do not expect to attend the meeting in person, it is important that your shares be represented. Please use the enclosed proxy to vote on the matters to be considered at the meeting, sign and date the proxy and mail it promptly in the enclosed envelope, which requires no postage if mailed in the United States. Any stockholder may revoke his proxy at any time before the meeting by written notice to such effect, by submitting a subsequently dated proxy or by attending the meeting and voting in person.

                                     [LOGO]

                             AMC ENTERTAINMENT INC.
                              106 West 14th Street
                          Kansas City, Missouri 64105

                                PROXY STATEMENT

PROXIES, SOLICITATION AND VOTING:

    This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of AMC Entertainment Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at 11:00 a.m. local time on Thursday, November 9, 1995, at the Ward Parkway 22 Theatres, 8600 Ward Parkway, Kansas City, Missouri. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about October 13, 1995.

    The Board of Directors of the Company has established October 6, 1995, as the record date for the meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournments thereof. At the close of business on September 28, 1995, the Company had outstanding 5,388,880 shares of Common Stock and 11,157,000 shares of Class B Stock. On all matters other than the election of Directors, the shares of Common Stock and Class B Stock shall vote together as if a single class, with each outstanding share of Common Stock having one vote per share and each outstanding share of Class B Stock having ten votes per share.

    Properly executed and dated proxies which are received by the Company prior to the Annual Meeting of Stockholders will be voted in accordance with the instructions thereon. If a proxy is received with no instructions given with respect to the matters to be acted upon, the shares represented by the proxy will be voted (i) for the election of the nominees to the Company's Board of Directors designated below, (ii) for the ratification of the appointment of Coopers & Lybrand L.L.P. as independent public accountants of the Company for the fiscal year ending March 28, 1996, and (iii) for the approval of the proposed amendments to the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan described herein. A proxy may be revoked at any time by written notice to such effect received by the Secretary of the Company before the proxy is voted at the Annual Meeting of Stockholders, by delivery to the Company of a subsequently dated proxy or by a vote cast in person at the Annual Meeting of Stockholders by written ballot. On all matters that may properly come before the meeting other than the amendments to the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan, abstentions will not be counted in determining whether any matter has been approved. Broker non-votes will not be counted on any matter that may properly come before the meeting.

    A proxy confers discretionary authority with respect to the voting of the shares represented thereby on any other business that may properly come before the meeting and any adjournments thereof. The Board of Directors is not aware that any such other business is to be presented for action at the meeting and does not itself intend to present any such other business. However, if any such other business does come before the meeting, shares represented by proxies given pursuant to this solicitation will be voted by the persons named in the proxy in accordance with their best judgment. A proxy also confers discretionary authority on the persons named therein to approve minutes of last year's Annual Meeting of Stockholders, to vote on matters incident to the conduct of the meeting and to vote on the election of any person as director if the nominees herein named become unable to serve or for good cause will not serve. The cost of the solicitation of proxies will be paid by the Company.

                            1. ELECTION OF DIRECTORS

    Directors are elected annually, and each holds office until such director's successor is duly elected and qualified or until such director's earlier resignation or removal. The by-laws of the Company have been amended to provide that effective as of October 6, 1995, the full Board of Directors will consist of five (5) members. It is anticipated that five (5) directors will be elected at the meeting. Three (3) of those directors are to be elected by the holders of Class B Stock, voting as a class, with each outstanding share having one vote per share, and two (2) of those directors are to be elected by the holders of Common Stock, voting as a class, with each outstanding share having one vote per share.

    It is intended that shares represented by the proxies will be voted in favor of the election of the nominees named below who are to be elected by the holders of Common Stock, unless otherwise directed by stockholders. Each nominee has consented to being named as a nominee and to serve if elected. In the event any nominee for director to be elected by the holders of Common Stock becomes unavailable, it is intended that the persons named in the proxy will vote for a substitute who will be designated by the Board of Directors.

DIRECTORS AND NOMINEES FOR DIRECTORS

    The Company's Directors and nominees for Directors are as follows:

                                                                                 YEAR FIRST ELECTED
NAME                    AGE(1)     POSITIONS                                        OR APPOINTED
--------------------  -----------  --------------------------------------------  -------------------

Stanley H. Durwood            75   Chairman of the Board, Chief Executive                  1983
                                   Officer, President and Director

Peter C. Brown                37   Executive Vice President, Chief Financial               1992
                                   Officer and Director

Philip M. Singleton           49   Executive Vice President, Chief Operating               1992
                                   Officer and Director

Charles J. Egan, Jr.          63   Director                                                1986

Paul E. Vardeman              65   Director                                                1983

------------------------
(1)at September 28, 1995

    All directors of the Company also serve as directors of American Multi-Cinema, Inc. ("AMC"). AMC is a wholly owned subsidiary of the Company. The primary business of AMC is the operation of multi-screen motion picture theatres. There are no family relationships between any Director or any Executive Officer of the Company. At each Annual Meeting of Stockholders, the Company intends to nominate as directors to be elected by the holders of Common Stock individuals who are not officers or employees of the Company or AMC but who may be incumbent directors.

NOMINEES FOR DIRECTORS

TO BE ELECTED BY HOLDERS OF CLASS B STOCK

    Mr. Stanley H. Durwood has served as a Director of the Company from its organization on June 14, 1983 and of AMC since August 2, 1968. Mr. Durwood has served as Chairman of the Board of the Company and AMC since February 1986, and has served as Chief Executive Officer of the Company since June 1983 and of AMC since February 20, 1986. Mr. Durwood served as President of the Company (i) from June 1983 through February 20, 1986, (ii) from May 1988 through June 1989 and
(iii) was elected President of the Company on October 6, 1995. Mr. Durwood served as President of AMC (i) from August 2, 1968 through February 20, 1986,
(ii) from May 13, 1988 through November 8, 1990 and (iii) was elected President of AMC on October 6, 1995. Mr. Durwood is a graduate of Harvard University.

    Mr. Peter C. Brown has served as a Director of the Company and AMC since November 12, 1992. Mr. Brown has served as Executive Vice President of the Company and AMC since August 3, 1994 and as Chief Financial Officer of the Company and AMC since November 14, 1991. Mr. Brown served as Senior Vice President of the Company and AMC from November 14, 1991 until his appointment as Executive Vice President in August 1994. Mr. Brown served as Treasurer of the
Company and AMC from September 28, 1992 through September 19, 1994. Prior to November 14, 1991, Mr. Brown served as a consultant to the Company from October 1990 to October 1991. Mr. Brown is a graduate of the University of Kansas.

    Mr. Philip M. Singleton has served as a Director of the Company and AMC since November 12, 1992. Mr. Singleton has served as Executive Vice President of the Company and AMC since August 3, 1994 and as Chief Operating Officer of the Company and AMC since November 14, 1991. Mr. Singleton served as Senior Vice President of the Company and AMC from November 14, 1991 until his appointment as Executive Vice President in August 1994. Prior to November 14, 1991, Mr. Singleton served as Vice President in charge of operations for the Southeast Division of AMC from May 10, 1982. Mr. Singleton holds an undergraduate degree from California State University, Sacramento and an M.B.A. degree from the University of South Florida.

TO BE ELECTED BY HOLDERS OF COMMON STOCK

    Mr. Charles J. Egan, Jr. has served as a Director of the Company and AMC since October 30, 1986. Mr. Egan is Vice President and General Counsel of Hallmark Cards, Incorporated, which is primarily engaged in the business of greeting cards and related social expressions products, Crayola crayons and the production of movies for television. Mr. Egan holds an A.B. degree from Harvard University and an LL.B. degree from Columbia University.

    Mr. Paul E. Vardeman has served as a Director of the Company since June 14, 1983 and of AMC since September 28, 1982. Mr. Vardeman has been a partner in the law firm of Polsinelli, White, Vardeman & Shalton, Kansas City, Missouri, since 1982. Prior thereto, Mr. Vardeman served as a Judge of the Circuit Court of Jackson County, Missouri. Mr. Vardeman holds undergraduate and J.D. degrees from the University of Missouri-Kansas City.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR CHARLES J. EGAN, JR. AND PAUL E. VARDEMAN AS DIRECTORS OF THE COMPANY.

DIRECTORS' MEETINGS AND COMMITTEES

    The Company has a 52/53 week fiscal year ending on the Thursday closest to the last day of March. The Company's last full fiscal year began on April 1, 1994 and ended on March 30, 1995 ("fiscal 1995").

    The Board of Directors of the Company held four meetings and acted by unanimous written consent to action nine times in fiscal 1995. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of Board Committees on which they served.

    The Standing Committees of the Board of Directors of the Company are as follows: the Executive Committee, composed of Messrs. Stanley H. Durwood, Peter
C. Brown and Philip M. Singleton; the Audit Committee, composed of Messrs. Charles J. Egan, Jr. and Paul E. Vardeman; the Compensation Committee, composed of Messrs. Charles J. Egan, Jr. and Paul E. Vardeman; the Finance Committee, composed of Messrs. Peter C. Brown, Charles J. Egan, Jr. and Paul E. Vardeman; the Employee Benefits Committee, composed of Messrs. Philip M. Singleton and Charles J. Egan, Jr.; and the Stock Option Committee, composed of Messrs. Charles J. Egan, Jr. and Paul E. Vardeman.

    The principal responsibility of the Executive Committee is to have and exercise, between meetings of the Board of Directors, all powers and authorities of the Board of Directors in the management of the business and affairs of the Company to the full extent allowed by the General Corporation Law of the State of Delaware. The Executive Committee held no formal meetings during fiscal 1995.

    The principal responsibilities of the Audit Committee are to (i) recommend to the Board of Directors the accounting firm to serve as independent public accountants of the Company and its subsidiaries, which accounting firm is to be selected by the Board of Directors or recommended by it for stockholder approval, (ii) act on behalf of the Board of Directors in meeting with the independent public accountants and the appropriate corporate officers to review matters relating to corporate financial reporting and accounting procedures and policies, the adequacy of financial, accounting and operating controls, and the scope of the respective audits of the independent public accountants, (iii) review the results of the audit and submit to the Board of Directors of the Company any recommendations the Audit Committee may have from time to time with respect to financial reporting and accounting practices and policies, observed wrongdoing and existing and potential future financial problems, and financial, accounting and operations controls and safeguards, and (iv) approve all material transactions between the Company or AMC and Durwood, Inc. or other related parties. The Audit Committee held three meetings during fiscal 1995.

    The principal responsibilities of the Compensation Committee are to (i) review and recommend periodically the compensation to be paid to the Executive Officers of the Company and its subsidiaries, including the amount and timing of bonus payments and other incentive compensation awards, and (ii) oversee the preparation of the reports and other information required to be disclosed in connection with any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934. The Compensation Committee held 22 meetings during fiscal 1995.

    The Stock Option Committee administers the Company's 1983 and 1984 Stock Option Plans, which have expired except with respect to rights under outstanding awards. The Stock Option Committee held no meetings during fiscal 1995.

    The principal responsibilities of the Employee Benefits Committee is to (i) administer existing employee benefit plans and programs, (ii) periodically review, and if needed, recommend amendments to such plans and programs and (iii) to oversee the development of new plans and programs. The Employee Benefits Committee held no meetings during fiscal 1995.

    The Company does not have a nominating committee.

COMPENSATION OF DIRECTORS

    Messrs. Charles J. Egan, Jr. and Paul E. Vardeman receive annual cash compensation of $20,000 each for their services as members of the Boards of Directors of the Company and AMC and $24,000 each for their services as members of the Audit Committees of the Company and AMC. Messrs. Egan and Vardeman are also paid $900 per hour for attending meetings of (i) any board of directors on which he serves, (ii) the Audit Committee after the twelfth meeting during the fiscal year and (iii) any other committee on which he serves.

    For fiscal 1995, Messrs. Charles J. Egan, Jr. and Paul E. Vardeman received compensation of $92,600 and $81,800, respectively, for (i) services as members of the Boards of Directors of the Company and AMC, (ii) attendance at Board of Directors meetings, and (iii) other committee meetings of the Board of Directors of the Company or its subsidiaries.

EXECUTIVE OFFICERS

    The Company's and its subsidiaries' Executive Officers are as follows:

                                                                                    YEARS
                                                                                ASSOCIATED(1)
NAME                         AGE(1)                  POSITION                   WITH COMPANY
--------------------------  ---------  -------------------------------------  -----------------
Stanley H. Durwood(2)          75      Chairman of the Board, Chief                 49(3)
                                       Executive Officer, President and
                                       Director (the Company and AMC)
Peter C. Brown(2)              37      Executive Vice President, Chief                4
                                       Financial Officer and Director (the
                                       Company and AMC)
Philip M. Singleton(2)         49      Executive Vice President, Chief               20
                                       Operating Officer and Director (the
                                       Company and AMC)
Frank T. Stryjewski            38      Senior Vice President (AMC)                   16
Richard T. Walsh               42      Senior Vice President (AMC)                   19
Richard J. King                46      Senior Vice President (AMC)                   23
Richard L. Obert               56      Vice President and Chief Accounting            6
                                       Officer (the Company and AMC)
Charles P. Stilley             41      President--AMC Realty, Inc.                   14
Richard M. Fay                 46      President--AMC Film Marketing, Inc.       Less than 1

 -------------------
     (1)at September 28, 1995.
     (2)For biographical information of these Executive Officers, see "Directors and Nominees for Directors."
     (3)Includes years with the predecessor of the Company.

    All current Executive Officers of the Company and its subsidiaries hold such offices at the pleasure of the Board of Directors, subject, in the case of (i) Mr. Peter C. Brown, Executive Vice President, Chief Financial Officer and a Director of the Company and AMC and (ii) Mr. Philip M. Singleton, Executive Vice President, Chief Operating Officer and a Director of the Company and AMC, to rights under their respective employment agreements.

    Mr. Frank T. Stryjewski has served as Senior Vice President in charge of operations for the South Division of AMC since July 1, 1994. Previously, Mr. Stryjewski served as Vice President in charge of operations for the Southeast Division of AMC from December 9, 1991. Mr. Stryjewski served as Vice President-Operations Resources of AMC from December 1990 to December 1991, and as Vice President-Human Resources of AMC from December 1988 to December 1990.

    Mr. Richard T. Walsh has served as Senior Vice President in charge of operations for the West Division of AMC since July 1, 1994. Previously, Mr. Walsh served as Vice President in charge of operations for the Central Division of AMC from June 10, 1992, and as Vice President in charge of operations for the Midwest Division of AMC from December 1, 1988.

    Mr. Richard J. King has served as Senior Vice President in charge of operations for the Northeast Division of AMC since January 4, 1995. Previously, Mr. King served as Vice President in charge of operations for the Northeast
Division of AMC from June 10, 1992, and as Vice President in charge of operations for the Southwest Division of AMC from October 30, 1986.

    Mr. Richard L. Obert has served as Vice President and Chief Accounting Officer of the Company and AMC since January 9, 1989.

    Mr. Charles P. Stilley has served as President of AMC Realty, Inc., a wholly owned subsidiary of AMC, since February 9, 1993, and prior thereto served as Senior Vice President of AMC Realty, Inc. from March 3, 1986.

    Mr. Richard M. Fay has served as President--AMC Film Marketing, Inc. since September 8, 1995. Previously, Mr. Fay served as Senior Vice President and Assistant General Sales Manager of Sony Pictures since 1994. From 1991 to 1994, Mr. Fay served as Vice President and Head Film Buyer for the eastern division of United Artists Theatre Circuit, Inc. Prior thereto, Mr. Fay served as Vice President and film buyer for Loew's Theatres since 1975.

EXECUTIVE COMPENSATION AND COMPENSATION PLANS

    The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated Executive Officers of the Company and its subsidiaries (determined as of the end of the last fiscal year and hereafter referred to as the "named Executive Officers") for the last three fiscal years ended March 30, 1995, March 31, 1994 and April 1, 1993, respectively.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                             COMPENSATION
                                                                             -------------
                                          ANNUAL COMPENSATION                  AWARDS--
                             ----------------------------------------------   SECURITIES
                                                                OTHER(1)      UNDERLYING       ALL(2)
NAME AND PRINCIPAL            FISCAL                             ANNUAL        OPTIONS/         OTHER
POSITION                       YEAR      SALARY      BONUS    COMPENSATION      SARS(#)     COMPENSATION
---------------------------  ---------  ---------  ---------  -------------  -------------  -------------
Stanley H. Durwood             1995     $ 452,088  $ 108,949       N/A              22,500       --
Chief Executive                1994       436,800    263,400       N/A            --             --
Officer                        1993       420,004    141,800       N/A            --             --
Edward D. Durwood(3)           1995       294,132     46,693       N/A               5,000    $   3,045
President                      1994       277,338    155,200       N/A             200,000        4,674
                               1993       269,742    122,900       N/A            --              6,626
Donald P. Harris(3)            1995       277,128     32,991       N/A            --              4,649
President--AMC Film            1994       281,326    106,000       N/A              45,000        4,497
Marketing, Inc.                1993       272,931     66,000       N/A            --              5,661
Philip M. Singleton            1995       273,247     64,149       N/A               4,500        4,663
Chief Operating                1994       264,142    153,600     $51,930           150,000       59,564
Officer                        1993       244,466    100,000       N/A            --             45,249
Peter C. Brown                 1995       234,836     55,433       N/A               4,500        4,657
Chief Financial                1994       227,016    135,000       N/A             150,000        4,675
Officer                        1993       199,331    107,200       N/A            --             13,579

 -------------------
     (1)N/A denotes not applicable. Fiscal 1994 includes gross up of taxes of $43,285 on moving expenses of Mr. Philip M. Singleton. For the years presented, excluding Mr. Philip M. Singleton in 1994, perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total annual salary and bonus.
     (2)For fiscal 1995, All Other Compensation includes the Company's contributions to two defined contribution savings plans in the amount of $3,045 for Mr. Edward D. Durwood, $4,649 for Mr. Donald P. Harris, $4,663 for Mr. Philip M. Singleton and $4,657 for Mr. Peter C. Brown. For fiscal 1994, the totals include the Company's contributions to a defined contribution savings plan in the amount of $4,674 for Mr. Edward D.
 Durwood, $4,497 for Mr. Donald P. Harris, $4,708 for Mr. Philip M. Singleton and $4,675 for Mr. Peter C. Brown. In addition, moving expense for Mr. Philip M. Singleton is included in the amount of $54,856. For fiscal 1993, the totals include the Company's contributions to a defined contribution savings plan in the amount of $6,626 for Mr. Edward D. Durwood, $5,661 for Mr. Donald P. Harris, $6,414 for Mr. Philip M. Singleton and $5,129 for Mr. Peter C. Brown. In addition, moving expense is included in fiscal 1993 in the amount of $38,835 for Mr. Philip M. Singleton and $6,320 for Mr. Peter C. Brown and medical continuation coverage payments to a previous employer for Mr. Peter C. Brown in the amount of $2,130.
     (3)The employment of Messrs. Edward D. Durwood and Donald P. Harris by the Company or its affiliates ceased effective as of October 5, 1995 and October 1, 1995, respectively.

OPTION GRANTS

    The following table provides certain information concerning individual grants of stock options made during the last completed fiscal year under the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan (the "Incentive Plan") to each of the named Executive Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                 POTENTIAL REALIZABLE
                                                                                   VALUE AT ASSUMED
                           NUMBER OF                                               ANNUAL RATES OF
                          SECURITIES     % OF TOTAL                                  STOCK PRICE
                          UNDERLYING    OPTIONS/ SARS                                APPRECIATION
                           OPTIONS/      GRANTED TO     EXERCISE OR                FOR OPTION TERM
                             SARS       EMPLOYEES IN    BASE PRICE   EXPIRATION  --------------------
NAME                      GRANTED (#)    FISCAL YEAR      ($/SH)        DATE       5%($)     10%($)
------------------------  -----------  ---------------  -----------  ----------  ---------  ---------
Stanley H. Durwood......      22,500          61.6%      $   11.75    3/29/05    $ 166,275  $ 421,425
Edward D. Durwood(1)....       5,000          13.6%          11.75    3/29/05       36,950     93,650
Donald P. Harris(1).....      --             --             --           --         --         --
Philip M. Singleton.....       4,500          12.4%          11.75    3/29/05       33,250     84,285
Peter C. Brown..........       4,500          12.4%          11.75    3/29/05       33,250     84,285

 -------------------
     (1)The employment of Messrs. Edward D. Durwood and Donald P. Harris by the Company or its affiliates ceased effective as of October 5, 1995 and October 1, 1995, respectively. Under the terms of the Incentive Plan, options granted to Mr. Edward D. Durwood will lapse unexercised.

    The stock options granted during the fiscal year ended March 30, 1995, are eligible for exercise based upon a vesting schedule. After the first anniversary of the grant date, 50% of the options will be eligible for exercise. After the second anniversary of the grant date, all options are fully vested. Vesting of options will accelerate upon the occurrence of an optionee's death, disability or retirement, or upon termination of employment within one year after the occurrence of certain change in control events. With the consent of the Board's Compensation Committee, optionees may satisfy tax withholding obligations by electing to have shares otherwise issuable upon exercise of an option withheld.

OPTION EXERCISES AND HOLDINGS

    The following table provides information with respect to the named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of March 30, 1995.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                              NUMBER OF SECURITIES         VALUE OF
                                                             UNDERLYING UNEXERCISED       UNEXERCISED
                                                                  OPTIONS/SARS           IN-THE-MONEY
                                                                  AT FY-END(#)           OPTIONS/SARS
                                                           EXERCISABLE/UNEXERCISABLE     AT FY-END($)
                            SHARES ACQUIRED      VALUE     --------------------------    EXERCISABLE/
NAME                          ON EXERCISE      REALIZED        SHARES         PRICE      UNEXERCISABLE
-------------------------  -----------------  -----------  ---------------  ---------  -----------------
Stanley H. Durwood.......         --              --              0/22,500    $11.750  $        0/$2,813
Edward D. Durwood(1).....         --              --        50,000/150,000      9.375    125,000/375,000
                                                                   0/5,000     11.750              0/625
Donald P. Harris(1)......         12,000       $  63,960     11,250/33,750      9.375      28,125/84,375
Philip M. Singleton......         --              --        37,500/112,500      9.250     98,438/295,312
                                                                   0/4,500     11.750              0/563
Peter C. Brown...........         --              --        37,500/112,500      9.250     98,438/295,312
                                                                   0/4,500     11.750              0/563

 -------------------
     (1)The employment of Messrs. Edward D. Durwood and Donald P. Harris by the Company or its affiliates ceased effective as of October 5, 1995 and October 1, 1995, respectively.

LONG-TERM INCENTIVE PLAN

    The following table provides certain information concerning shares ("Performance Shares") issuable under performance stock awards approved by the Compensation Committee during the last completed fiscal year for each of the named Executive Officers. These awards are subject to, and conditioned upon, approval of certain amendments to the Incentive Plan which establish the criteria upon which the awards were based. For a discussion of the proposed amendments to the Incentive Plan, see Proposal 3, "Amendments to 1994 Stock Option and Incentive Plan."

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                          PERFORMANCE OR
                           NUMBER OF(1)    OTHER PERIOD            ESTIMATED FUTURE PAYOUT UNDER
                           SHARES, UNITS       UNTIL                NON-STOCK PRICE-BASED PLANS
                             OR OTHER      MATURATION OR   ---------------------------------------------
NAME                        RIGHTS (#)        PAYOUT        THRESHOLD (#)   TARGET (#)     MAXIMUM (#)
-------------------------  -------------  ---------------  ---------------  -----------  ---------------
Stanley H. Durwood.......       90,000         3 years           30,000         45,000         90,000
Edward D. Durwood(2).....       20,000         3 years            6,687         10,000         20,000
Donald P. Harris(2)......       --              --               --             --             --
Philip M. Singleton......       18,000         3 years            6,000          9,000         18,000
Peter C. Brown...........       18,000         3 years            6,000          9,000         18,000

 -------------------
     (1)Maximum
     (2)The employment of Messrs. Edward D. Durwood and Donald P. Harris by the Company or its affiliates ceased effective as of October 5, 1995 and October 1, 1995, respectively. Under the terms of the Incentive Plan, the Performance Shares awarded to Mr. Edward D. Durwood have lapsed unearned.

    The foregoing table shows the number of Performance Shares issuable to a participant at the end of a three year performance period ending April 2, 1998 (the "Performance Period") at Threshold, Target and Maximum levels of performance.

    A participant's eligibility to receive up to one-half of the maximum number of Performance Shares issuable under an award is based upon changes in "total return to stockholders" ("TRS"), which is measured by increases in the market value of an investment in shares of Common Stock of the Company, assuming reinvestment of any dividends received.

    A participant's eligibility to receive up to the remaining one-half of the maximum number of Performance Shares issuable under an award is based upon changes in the "private market value per share" of the Company's Common Stock ("PMVPS") over the Performance Period. PMVPS is determined on a fully diluted basis (assuming full exercise of all outstanding shares of the Company's preferred stock, Class B stock, options and other rights to acquire shares of Common Stock), based on a constant multiple of theatre level EBITDA (theatre level EBITDA is Company EBITDA less National Cinema Network, Inc. EBITDA), plus the book value of National Cinema Network, Inc., cash, cash equivalents and investments and investments in other long-term assets, less corporate borrowings, capitalized lease obligations and the carrying value of minority interests in other long-term liabilities. EBITDA is earnings before interest, taxes, depreciation and amortization.

    PMVPS and TRS are referred to individually and collectively herein as "Performance Criterion" and "Performance Criteria," respectively.

    Such Performance Criteria will be measured against changes in the Standard and Poor's 500 Index ("S&P 500") over the Performance Period. Required achievement levels over the Performance Period for both PMVPS and TRS are as set forth below:

    Maximum--2,000 basis points higher than the percentage change in the S&P 500 over the Performance Period;

    Target--750 basis points higher than the percentage change in the S&P 500 over the Performance Period;

    Threshold--No difference between the percentage change in the S&P 500 and the percentage change in the Performance Criterion over the Performance Period.

    Generally, no shares will be issued with respect to the Company's performance over the Performance Period as measured by a Performance Criterion if such performance does not at least meet the Threshold achievement level over the Performance Period. If the Company's performance as so measured by a Performance Criterion falls between the Threshold and Target achievement levels, the number of Performance Shares issuable under an Award with respect to that Performance Criterion will be determined to the nearest whole number of shares, so that the actual Award will be at the same percentage between the Threshold and Target award levels as the actual achievement level falls between the Threshold and Target achievement levels. Similarly, if the Company's performance falls between Target and Maximum achievement levels, the number of Performance Shares will be determined to the nearest whole number of shares, so that the actual award will be at the same percentage between the Target and Maximum award levels as the actual achievement level falls between the Target and Maximum levels. In no event will the number of Performance Shares issuable under an Award with respect to a Performance Criterion exceed the number of Performance Shares issuable upon attaining the Maximum achievement level over the Performance Period with respect to such Performance Criterion.

    The right to receive Performance Shares will be accelerated and such Performance Shares issued, based on the achievement levels of the Performance Criteria measured to the date of termination, in the event of a participant's death, disability or retirement, or termination of employment within one year after the occurrence of certain change of control events.

    With the consent of the Compensation Committee, a Grantee may satisfy his tax withholding obligations by electing to have Performance Shares otherwise issuable withheld.

    Until Performance Shares are issued, participants have no dividend or voting rights with respect to Performance Shares.

401(K) PLAN

    AMC sponsors a defined contribution savings plan (the "401(k) Plan") whereby employees of AMC or its subsidiaries may (under current administrative rules) elect to contribute, in whole percentages, from 1% to 16% of compensation, provided no employee's elective contributions shall exceed the amount permitted under Section 402(g) of the Internal Revenue Code ($9,240 in 1995). A matching contribution is made by AMC at 50% of an employee's elective contribution of up to six percent of the employee's compensation. AMC may increase the 50% matching contribution to 100%. Employees have full and immediate vesting rights to their elective contributions and AMC's matching contributions and related earnings. AMC's contributions to the accounts of the named Executive Officers are included in the Summary Compensation Table.

DEFINED BENEFIT RETIREMENT AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

    AMC sponsors a defined benefit retirement plan (the "Retirement Plan") which provides benefits to certain employees of AMC and its subsidiaries based upon years of credited service and the highest consecutive five-year average annual remuneration for each participant. For purposes of calculating benefits, average annual compensation is limited by Section 401(a)(17) of the Internal Revenue Code, and is based upon wages, salaries and other amounts paid to the employee for personal services, excluding certain special compensation. A participant earns a vested right to an accrued benefit upon completion of five years of vesting service.

    AMC also sponsors a Supplemental Executive Retirement Plan to provide the same level of retirement benefits that would have been provided under the Retirement Plan had the federal tax law not been changed in the Omnibus Budget Reconciliation Act of 1993, which reduced the amount of compensation which can be taken into account in a qualified retirement plan from $235,840 (in 1993), the old limit, to $150,000 (in 1994 and 1995).

    The following table shows the total estimated annual pension benefits (without regard to minimum benefits) payable to a covered participant under AMC's Retirement Plan and the

Supplemental Executive Retirement Plan, assuming retirement in calendar 1995 at age 65 payable in the form of a single life annuity. The benefits are not subject to any deduction for Social Security or other offset amounts. The following table assumes the old limit would have been increased to $245,000 in 1995.

HIGHEST CONSECUTIVE                       YEARS OF CREDITED SERVICE
FIVE YEAR AVERAGE           -----------------------------------------------------
ANNUAL COMPENSATION            15         20         25         30         35
--------------------------  ---------  ---------  ---------  ---------  ---------
$125,000..................  $  17,738  $  23,650  $  29,563  $  35,475  $  41,388
$150,000..................  $  21,488  $  28,650  $  35,813  $  42,975  $  50,138
$175,000..................  $  25,238  $  33,650  $  42,063  $  50,475  $  58,888
$200,000..................  $  28,988  $  38,650  $  48,313  $  57,975  $  67,638
$225,000..................  $  32,738  $  43,650  $  54,563  $  65,475  $  76,388
$245,000..................  $  35,738  $  47,650  $  59,563  $  71,475  $  83,388

    As of March 30, 1995, the years of credited service under the Retirement Plan for each of the named Executive Officers were: Mr. Edward D. Durwood, 19 years(1); Mr. Donald P. Harris, 17 years(1); Mr. Philip M. Singleton, 20 years; and Mr. Peter C. Brown, 3 years. Because Mr. Stanley H. Durwood is age 75, he is receiving minimum required distributions under the Retirement Plan pursuant to
Section 401(a)(9) of the Internal Revenue Code, even though he is an active employee. The amounts distributed to Mr. Stanley H. Durwood in fiscal 1995 and 1994 from the Company's Retirement Plan were $42,067 and $43,595, respectively, and are not included in the Summary Compensation Table. In addition, the benefit Mr. Stanley H. Durwood accrued under the Supplemental Executive Retirement Plan in calendar 1994 was $43,928 and is not included in the Summary Compensation Table.

 -------------------
     (1)The employment of Messrs. Edward D. Durwood and Donald P. Harris by the Company or its affiliates ceased effective as of October 5, 1995 and October 1, 1995, respectively.

EXECUTIVE INCENTIVE PROGRAM

    The Executive Incentive Program ("EIP") covers corporate and field executives and senior management, including Executive Officers. Awards are pro-rated per complete quarter of employment and participants must be employed at fiscal year-end to be eligible for an award.

    Maximum awards under the EIP range from 50% of salary for executive corporate management participants to 30% of salary for senior field management participants. Awards are based on up to three performance components: division, company and personal. The division component, which applies to division and film office participants, is based on each division's performance relative to a division operating income quota. For purposes of determining this component, "division operating income" is defined as operating income less general and administrative expenses and extraordinary expenses ("DOI"). The company component, which applies to all eligible participants, is based on the Company's performance relative to an EBITDA (earnings before interest, taxes, depreciation and amortization) quota. For division level participants, "EBITDA" is defined as DOI less national film, home office and international general and administrative expenses plus capitalized lease adjustments. The personal component of an award is based upon predetermined individual goals and a supervisor's year-end performance appraisal, and payment is subject to the recommendation of the supervisor and approval of the Executive Committee. The Compensation Committee of the Board of Directors approved the annual DOI and EBITDA quotas and approved the personal component of awards for participants who were Executive Officers.

    The division and company components are scaled, based on the Company's performance, as follows: if 80% or less of a DOI or EBITDA quota, respectively, is met, no amount is awarded with respect to a component based on that quota; if more than 80% (up to 100%) of a quota is met, each 1% increase (above 80%) in the percentage of the quota that is met will result in a 5% increase in award for the respective component; and if 100% to 110% of a quota is met, each 1% increase in quota (above 100%) will result in a 10% increase in award for the respective component. For example, if 100% of a quota is met, 100% of the related award may be paid, whereas if 110% of a quota is met, 200% of the related award may be paid. The personal component of an award, which is contingent on the Company achieving a minimum 80% of the EBITDA quota, can be up to 15% of an individual's salary (but the aggregate amount of all such awards may not exceed 10% of the salaries of all participants). The Company's Executive Committee has discretion to defer payment for up to one year of some or all of the division and company awards.

1994 STOCK OPTION AND INCENTIVE PLAN

    On November 10, 1994, the Company's stockholders approved the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan (the "Incentive Plan"). Employees of the Company or its subsidiaries who are corporate or field executives or senior managers, including Executive Officers, are eligible for awards under the Incentive Plan. The Incentive Plan permits three basic types of awards: (i) grants of stock options which are either incentive stock options ("ISOs") as defined by Section 422 of the Internal Revenue Code of 1986, as amended, or non-ISOs ("Non-Qualified Stock Options"), (ii) grants of stock awards ("Stock Awards"), which may be either performance stock awards ("Performance Stock Awards") or restricted stock awards ("Restricted Stock Awards"), and (iii) performance unit awards ("Performance Units").

    Under the Incentive Plan, the Compensation Committee of the Board of Directors is authorized to grant ISOs, Non-Qualified Stock Options and Stock Awards entitling recipients to receive up to an aggregate of 1,000,000 shares of Common Stock. The Compensation Committee also is authorized to make awards of Performance Units, which are payable only in cash and valued by reference to designated criteria, other than shares of Common Stock, which may be established by the Compensation Committee.

    No grantee may receive options to acquire more than 325,000 shares of Common Stock, Stock Awards entitling the grantee to receive more than 150,000 shares of Common Stock or cash awards under Performance Units aggregating more than $2 million. During any 12 month period, no grantee may receive options to acquire more than 65,000 shares of Common Stock or cash awards under Performance Units aggregating more than $400,000. No grantee may receive a Stock Award or Awards entitling the grantee to receive free of conditions more than 30,000 shares of Common Stock with respect to any 12 month period, but determined on an annualized basis so that more than 30,000 shares may be received at one time free of conditions with respect to performance periods exceeding 12 months' duration.

    Stock Awards and Performance Unit awards made to persons subject to Section 16 of the Securities Exchange Act of 1934 generally are based on the attainment during a performance period of 12 months' duration or more of one or more performance goals as established by the

Compensation Committee. Performance goals established by the Compensation Committee are based upon, as the Compensation Committee deems appropriate, one or more business criteria referred to in the Incentive Plan.

    The Compensation Committee may permit the accelerated exercise of stock options and the lapse or waiver of restrictions and performance goals on Stock Awards and Performance Units in the event certain transactions occur, such as a merger or liquidation of the Company, the sale of substantially all the assets of the Company, a subsidiary or a division, the sale of a majority interest in a subsidiary or the change in control of the Company. Similar provisions apply in the case of death, disability, retirement or other terminations. In addition, the Compensation Committee may permit all outstanding options held by a grantee to vest upon any termination of employment.

    For a discussion of the proposed amendments to the Incentive Plan, see Proposal 3, "Amendments to 1994 Stock Option and Incentive Plan."

OTHER EXECUTIVE BENEFIT PLANS

    The Executive Medical Reimbursement Plan covers active employees who are officers of the Company and its subsidiaries and provides up to $2,500 a month for the following medical expenses: (i) routine physicals, (ii) vision care,
(iii) well baby care, (iv) hospital room and board charges in excess of the semi-private room and board rate, (v) expenses in excess of usual and customary charges, subject to 80% co-insurance, (vi) 50% of mental and nervous benefits in excess of the basic medical plan's $1,500 calendar year maximum, to a lifetime maximum of $50,000, (vii) dental reimbursement, subject to 80% co-insurance and a $3,000 calendar year maximum and (viii) an additional $2,000 orthodontia lifetime maximum. Supplemental Accidental Death and Dismemberment coverage in the amount of $250,000 is also provided to officers of the Company and its subsidiaries.

    The Executive Savings Plan (the "Savings Plan") covers certain highly compensated employees (as defined in Section 414(q) of the Internal Revenue
Code) whose elective contributions under the 401(k) Plan have been limited in order for the 401(k) Plan to satisfy the average deferral percentage nondiscrimination tests in Section 401(k) of the Internal Revenue Code and/or whose coverage under the group term life insurance provided by AMC is at the maximum amount. The Savings Plan provides a 3% increase in pay to all eligible employees who agree to make a 4% of pay contribution on a monthly basis to an AMC approved individual universal life insurance policy which is owned by the employee. The eligible employees can select, within certain parameters, the portion of their after tax premiums that is allocated to life insurance protection versus the investment element of the universal life insurance policy. Such benefit amounts for the named Executive Officers are included in the Summary Compensation Table.

NONQUALIFIED DEFERRED COMPENSATION PLAN

    Effective January 1, 1994, the Company adopted the AMC Nonqualified Deferred Compensation Plan (the "Deferred Compensation Plan"), a deferred compensation arrangement designed to permit eligible employees of the Company and certain affiliates to offset the adverse impact of a change in the federal tax law made by the Omnibus Budget Reconciliation Act of 1993 (the "Act"), which reduced the amount of compensation which can be taken into account in a qualified retirement plan from $235,840 (in 1993) to $150,000 (in 1994 and 1995).

    Under the Deferred Compensation Plan, participants in AMC 's 401(k) Plan who
are  making  the  maximum  deferral   thereunder  and  whose  estimated   annual
compensation will exceed

$100,000 in 1995 may elect, in advance and irrevocably for each year, to reduce their compensation and to defer under the Deferred Compensation Plan such additional portion of their annual compensation as they may determine. Such participants whose annual compensation in 1995 exceeds $150,000 will have elective Deferred Compensation Plan deferrals of up to 4% of their compensation in excess of $150,000 matched by AMC at a rate of 50%, but only to the extent affected by the change in the law. For example, an employee who will earn $180,000 in 1995 and who elects to defer 4% of his compensation would have a match equal to the lesser of (a) 2% of the difference between the $150,000 limit set forth in Section 401(a)(17) of the Internal Revenue Code of 1986 (the "Code") and $180,000 and (b) 50% of the difference between the maximum permissive elective deferral under Section 402(g) of the Code ($9,240 in 1995) and the amount of such employee's elective deferrals under the 401(k) Plan for the year. The old limit, the new limit and the Deferred Compensation Plan's minimum eligibility criteria (compensation over $100,000 to make deferrals and over $150,000 to be credited with a match) are subject to periodic cost-of-living adjustments. AMC's maximum obligation under the Deferred Compensation Plan for any one participant for 1995 is $1,620 (which would probably have been incurred by AMC had the federal tax law not been changed by the Act).

    Elective deferrals and matching credits, if any, will be credited to a deferral account maintained by or at the direction of AMC and held in an irrevocable trust (commonly referred to as a "rabbi trust"). The assets in the rabbi trust, however, remain subject to the claims of AMC's creditors in the event of insolvency of AMC or any of its affiliates. Unless AMC or any of its affiliates become insolvent, upon the earlier of a participant's normal retirement age (65) or other termination of employment, the participant will receive the amounts credited to his deferral account, adjusted for earnings and losses, in a lump sum or in installments over ten years, as elected by the participant prior to making the deferrals. Both the participant's deferrals and the match, if applicable, are fully vested at all times.

OTHER COMPENSATION PLANS

    On February 2, 1977, the Board of Directors of AMC authorized the continued payment to Mr. Stanley H. Durwood, in the event of his disability, of 80% of his then current salary and bonuses for a period of up to two years, such salary payment to be reduced, if necessary, so that such payments, together with disability compensation under AMC's group insurance policy, do not exceed 100% of his then current salary and bonus.

    Messrs. Peter C. Brown and Philip M. Singleton each have employment agreements with AMC dated September 26, 1994, providing for annual base salaries of no less than $227,000 and $266,000, respectively, and bonuses resulting from the EIP or other bonus arrangement, if any, as determined from time to time in the sole discretion of the Compensation Committee of the Board of Directors of the Company upon the recommendation of the Chairman of the Board of the Company. Mr. Brown's current annual base salary is $250,000 and Mr. Singleton's current annual base salary is $280,000. Each employment agreement has a term of two years. On each September 27, commencing in 1995, one year shall be added to the term of each employment agreement, so that each employment agreement shall always have a two-year term as of each anniversary date. Each employment agreement terminates without severance upon such employee's resignation, death or his disability as defined in his employment agreement, or upon AMC's good faith determination that such employee has been dishonest or has committed a breach of trust respecting AMC. AMC may terminate each employment agreement at any time, with severance payments in an amount equal to twice the annual base salary of such employee on the date of termination. Each employee may terminate his employment agreement upon a change of control of AMC as defined in the employment agreement and receive severance payments in an amount equal to twice his annual base salary on the date of termination. AMC may elect to pay any severance payments in a lump sum after discounting such amount to its then present value, or over a two-year period. The aggregate value of all severance benefits to be paid to such employee shall not exceed 299% of such employee's "base amount" as defined in the Internal Revenue Code for the five-year period immediately preceding the date of termination. The aggregate amount payable under these employment agreements, assuming termination by reason of a change of control and payment in a lump sum at September 28, 1995, was $969,202.

    AMC has proposed an employment agreement with Mr. Richard M. Fay which provides for an annual base salary of $275,000 and a guaranteed $50,000 bonus which shall be available to Mr. Fay to draw against in whole or in part at any time during Mr. Fay's first year of employment. Mr. Fay will not be eligible to participate in the EIP or other bonus arrangement, if any, as determined from time to time in the sole discretion of the Compensation Committee of the Board of Directors of the Company upon the recommendation of the Chief Executive Officer of the Company until after March 31, 1996. Mr. Fay's participation in the EIP or other bonus arrangement shall be reviewed on or before March 31, 1996 for subsequent years. The proposed employment agreement has a term of three years, from September 8, 1995 through September 8, 1998. As proposed, the employment agreement will terminate without severance upon Mr. Fay's
resignation,   death  or  disability  as  defined  in  his  proposed  employment agreement, or upon AMC's good faith determination that Mr. Fay has been dishonest or has committed a breach of trust respecting AMC. As proposed, AMC may terminate the employment agreement at any time, with severance payments in an amount equal to, at AMC's option, either (i) Mr. Fay's base salary per month in effect at the time of termination, payable over the remaining term of his employment, or (ii) the net present value of the monthly payments described in
(i) above, payable within 30 days of the date of termination. As proposed, any severance payable to Mr. Fay shall be reduced by any wages, compensation or income, cash or otherwise, received by Mr. Fay from sources other than AMC during the remaining term of his employment agreement following the date of termination.

    The Company and Mr. Edward D. Durwood entered into an Agreement and General Release effective October 5, 1995, pursuant to which Mr. Durwood was terminated upon the recommendation of the Compensation Committee without cause with the consent of the Company's Board of Directors. The Company paid Mr. Durwood $498,398 in severance. The Agreement and General Release also provides for mutual releases between the Company and Mr. Durwood.

    AMC and Mr. Donald P. Harris entered into an Agreement and Release effective October 1, 1995, pursuant to which Mr. Harris resigned as President -- AMC Film Marketing, Inc. AMC paid Mr. Harris $467,850 in severance. Mr. Harris paid AMC $110,249, the remaining amount of the principal and accrued interest on a loan he had previously received from AMC. The Agreement and Release also provides for mutual releases between AMC and Mr. Harris.

    As permitted by the Incentive Plan, stock options and Performance Share awards granted to participants during the last fiscal year provide for acceleration upon the termination of employment within one year after the occurrence of certain change in control events, whether such termination is voluntary or involuntary, or with or without cause. See "Option Grants" and "Long-Term Incentive Plan." In addition, the Compensation Committee may permit acceleration upon the occurrence of certain transactions which may not constitute a change of control. See "1994 Stock Option and Incentive Plan."

    The   Company  maintains  a  severance   pay  plan  for  full-time  salaried
nonbargaining employees with at least 90 days of service. For an eligible employee who is subject to the Fair Labor Standards Act ("FLSA") overtime pay requirements (a "nonexempt eligible employee"), the plan provides for severance pay in the case of involuntary termination of employment due to layoff of the greater of two week's basic pay or one week's basic pay multiplied by the employee's full years of service up to no more than twelve week's basic pay. There is no severance pay for a voluntary termination, unless up to two week's pay is authorized in lieu of notice. There is no severance pay for an involuntary termination due to an employee's misconduct. Only two week's severance is paid for an involuntary termination due to substandard performance. For an eligible employee who is exempt from FLSA overtime pay requirements, severance pay is discretionary (at the Department Head/Supervisor level), but will not be less than the amount that would be paid to a nonexempt eligible employee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    THE REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

    The Compensation Committee of the Board of Directors of the Company and AMC (the "Committee") is composed of two independent non-employee directors. The Committee was established in November 1992 and is responsible for developing the executive compensation strategy of the Company and AMC and monitoring its implementation. In carrying out its responsibilities, the Committee, among other things, reviews the policies of comparable companies and consulted with an independent compensation consulting firm.

    The following is a summary of the Committee's activities through the fiscal year ended March 30, 1995.

    COMPENSATION POLICY. The Company's executive compensation policy has five overall objectives:

    - To align the interests of Executive Officers and employees with those of the Company and the stockholders.

    - To link compensation to the performance of the Company as well as to the individual contribution of each Executive Officer.

    - To maintain total annual cash compensation (salary plus annual incentive) at rates that are at the third quartile of pay levels of comparable companies. Because of the relatively small number of motion picture exhibition companies, this comparison has included companies engaged in other businesses.

    - To increase the alignment of the interests of executives and employees with stockholder interests by providing a compensation package for executives and employees that includes an appropriate portion of equity based compensation. See "Stock Incentives."

    - To   compensate  executives  at  a  level  which  is  competitive  in  the marketplace so that the Company can continue to attract, motivate and retain executives with outstanding abilities.

    The Committee has begun to shift its philosophy away from total annual cash compensation (salary plus annual incentive) towards making equity based awards under the Incentive Plan an increased part of executive remuneration. In fiscal 1995, the Committee's strategy involved granting the performance based stock awards and the non-qualified stock options described below as the first step in a three year plan. In the future, the Committee may award additional equity based incentives.

    ANNUAL BASE SALARY. The annual base salary of each of the named Executive Officers was reviewed and approved by the Committee. Annual base salaries for the named Executive Officers are determined with reference to a "position rate" for each of the named Executive Officers. The position rate is determined by evaluating the responsibilities of the position and comparing it with that of similar positions in comparable companies as well as companies generally.

    The Executive Committee, in turn, established the annual base salaries for fiscal 1995 for Executive Officers other than the named Executive Officers. The Executive Committee used the same position rate criteria described above.

    The percentage increase in annual base salary for each of the members of the Executive Committee is anticipated, for the next several years, to be at a lower than market rate. The annual incentive, if earned at target, will be the component of total annual cash compensation that achieves the third quartile pay target. Thus, if the Company's performance in any year is much higher than or lower than the performance goals that affect annual incentives, total annual cash compensation for Executive Officers may in the aggregate exceed the third quartile pay target or be less than the third quartile pay target.

    ANNUAL INCENTIVE CASH BONUS. The Committee approved an Executive Incentive Program (the "EIP") in fiscal 1994 as an incentive for executives to improve the financial success of the Company. Eligible employees, including Executive Officers, are rewarded with annual incentive cash bonuses if certain performance criteria are met and/or exceeded. The incentive award is based upon a combination of three components, i.e., (i) company component, (ii) division component and (iii) personal component. For fiscal 1995, the company component was based upon achievement of a targeted EBITDA (earnings before interest, taxes, depreciation and amortization) quota. The division component, which applies to division and film office participants, was based upon achievement of a targeted Division Operating Income ("DOI") level. DOI was defined as operating income less general and administrative expenses and extraordinary expenses. The personal component for Executive Officers other than named Executive Officers was discretionary based upon achievement of personal goals and objectives as determined by a participant's performance appraisal, and payment was subject to the recommendation of the supervisor and approval of the Committee. For the
named   Executive  Officers,  the  personal  component  was  determined  by  the
Committee.

    Early  in   fiscal   1995,  the   Committee   reviewed  and   approved   the
recommendations of the Executive Committee regarding the EBITDA and DOI targets for fiscal 1995.

    The bonuses awarded to the Executive Officers for fiscal 1995 were reviewed and approved by the Committee. The EIP provides for annual cash incentives to be paid in a proportionate manner if the Company attains at least 80% of its EBITDA and/or DOI targets but less than 100%. The Company attained between 80% and 100% of its EBITDA and DOI targets and thus paid a proportionate amount of the targeted bonuses for these components to the Executive Officers.

The Committee awarded a combined personal component and discretionary bonus equal to 7.5% of such Executive Officer's base salary (out of a maximum of 15%) to three of the four members of the Executive Committee and to five of the six other Executive Officers.

    STOCK INCENTIVES. At the Company's Annual Meeting of Stockholders held on November 10, 1994, the Company's stockholders approved the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan. Consistent with the Committee's policy of aligning the interests of its executives with those of the stockholders, the Committee intends to use the Incentive Plan to incorporate equity based awards into the ongoing compensation package for executives and employees. The Committee recommended the proposed amendments to the Incentive Plan to the Company's Board of Directors to be considered by the Company's stockholders at this meeting.

    In March 1995, the Company made certain performance based stock awards and granted non-qualified stock options to members of the Executive Committee. After soliciting and considering recommendations of the Executive Committee, the Committee made additional performance based stock awards and granted non-qualified stock options to other Executive Officers and employees in June 1995. Certain of the awards made by the Committee are subject to the approval of the proposed amendments to the Incentive Plan by the Company's stockholders at this meeting.

    The Committee allocated such performance based stock awards and non-qualified stock options to the Chief Executive Officer and other Executive Officers and employees based on subjective consideration of each individual's participation and contribution to the Company's profitability and long-range strategy.

    CEO COMPENSATION. Mr. Stanley H. Durwood's fiscal 1995 annual base salary and annual incentive cash bonus were reviewed and approved by the Committee. See "Annual Base Salary" and "Annual Incentive Cash Bonus." Mr. Stanley H. Durwood is eligible to participate in the same compensation plans maintained by the Company and AMC that are available to other Executive Officers of the Company and AMC described above.

    Mr. Stanley H. Durwood's increase in annual base salary was at a below market rate and comparable to that received by other members of the Executive Committee and his annual incentive cash bonus was in accordance with the provisions of the EIP. Mr. Stanley H. Durwood received a performance based stock award and was granted non-qualified stock options, based upon the considerations described above. See "Stock Incentives." The Committee intends to compensate Mr. Durwood in a pattern similar to that of the other named Executive Officers.

    Mr. Stanley H. Durwood earned an annual incentive cash bonus respecting the Company component under the EIP in an amount equal to sixteen and one half percent of his annual base salary. The Committee awarded Mr. Stanley H. Durwood an annual incentive cash bonus with respect to the personal and discretionary components of the EIP equal to seven and one half percent of his annual base salary. The personal and discretionary components of Mr. Stanley H. Durwood's annual incentive cash bonus were subjectively assessed, based primarily on achievement of above threshold EBITDA and the implementation of the Company's strategy to grow its theatre circuit.

    IMPACT OF INTERNAL REVENUE CODE SECTION 162(M). During 1993, Section 162 of the Internal Revenue Code of 1986, as amended (the "Code") was amended with respect to the tax deductibility of executive compensation. Under the Code, publicly-held companies such as the Company may not deduct compensation paid to certain Executive Officers to the extent that an executive's compensation exceeds $1,000,000 in any one year. Although the Committee has attempted to design the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan so that compensation received pursuant to the plan will be deductible under Section 162(m) of the Code, in certain circumstances, it may not be possible or practicable or in the Company's best interests to so qualify compensation pursuant to the plan. In any event, the Committee anticipates that, in most instances, treatment under Section 162(m) of the Code will not be an issue because generally no Executive Officer's compensation will exceed $1,000,000 in any one year.

                                                          COMPENSATION COMMITTEE

                                                        Charles J. Egan, Jr.

                                                          Paul E. Vardeman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As discussed above, the members of the Executive Committee determined the annual base salaries of Executive Officers other than the named Executive
Officers. The members of the Executive Committee were Messrs. Stanley H. Durwood, Edward D. Durwood, Peter C. Brown and Philip M. Singleton. See "Report of the Compensation Committee on Executive Compensation."

STOCK PERFORMANCE GRAPH

    THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

    The following line graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Standard and Poor's Corporation Composite 500 Index and with a selected peer group of three companies engaged in the motion picture exhibition industry, for the period of five fiscal years commencing March 29, 1990 and ending March 30, 1995. The comparison assumes $100 was invested on March 29, 1990 in the Company's Common Stock and, in each of the foregoing indices, assumes the reinvestment of dividends.

    The peer group companies selected by the Company for comparison were Carmike Cinemas, Inc., Cineplex Odeon Corporation and Harcourt General, Inc. and its predecessor. In December 1993, Harcourt General, Inc. spun off its motion picture theatre business into a newly formed company, GC Companies, Inc. Holders of Harcourt General, Inc. stock received one share of GC Companies, Inc. stock for each ten shares of Harcourt General, Inc. For fiscal 1994, the peer group companies selected by the Company for comparison were Carmike Cinemas, Inc., Cineplex Odeon Corporation, Harcourt General, Inc. and GC Companies, Inc. To calculate the return for Harcourt General, Inc. for fiscal 1994, the Company added to the value of each share of Harcourt General, Inc., one-tenth of the value of a share of GC Companies, Inc. stock as of March 31, 1994. For fiscal 1995, the peer group companies selected by the Company for comparison were Carmike Cinemas, Inc., Cineplex Odeon Corporation and GC Companies, Inc.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              AMC      PEER GROUP    S&P 500
1990             100           100         100
1991              75            98         114
1992              62           100         126
1993             133           128         145
1994             177           145         147
1995             195           148         170

LEGAL PROCEEDINGS

    The following paragraphs summarize significant litigation and proceedings to which the Company is a party.

    IN RE: AMC SHAREHOLDER DERIVATIVE LITIGATION, CHANCERY COURT FOR NEW CASTLE COUNTY, DELAWARE (CIVIL ACTION NO. 12855). On February 15, 1995, the court ordered the consolidation of two derivative actions filed against four directors of the Company, Messrs. Stanley H. Durwood, Edward D. Durwood, Paul E. Vardeman and Charles J. Egan, Jr., and one of its former directors, Mr. Phillip Ean Cohen. The two cases were originally filed on January 27, 1993, by Mr. Scott C. Wallace and on April 16, 1993, by Mr. James M. Bird, respectively. On December 8, 1994, the court, pursuant to a stipulation by the parties, entered an order approving Mr. Wallace's withdrawal as a derivative plaintiff, granting the motion for intervention filed by Mr. Philip J. Bogosian, Auginco, Mr. Norman M. Werther and Ms. Ellen K. Werther, and authorizing the filing of the intervenor's complaint. The intervenors' complaint includes substantially the same allegations as the Wallace and Bird complaints. The two actions, as consolidated, are referred to below as the "Derivative Action."

    In the Derivative Action, plaintiffs allege breach of fiduciary duties of care, loyalty and candor, mismanagement, constructive fraud and waste of assets in connection with, among other allegations, the provision of film licensing, accounting and financial services by American Associated Enterprises, a partnership beneficially owned by Mr. Stanley H. Durwood and members of his family, to the Company, certain other transactions with affiliates of the Company, termination payments to a former officer of the Company, certain transactions between the Company and National Cinema Supply Corporation, and a fee paid by a subsidiary of the Company to Mr. Cohen in connection with a transaction between the Company and TPI Entertainment, Inc. The Derivative Action seeks unspecified money damages and equitable relief and costs, including reasonable attorney's fees.

    On February 9, 1995, the defendants filed a motion to dismiss the Derivative Action. Discovery has been stayed pending resolution of the motion to dismiss.

    The Company is named as a defendant in a number of other lawsuits arising in the normal course of its business. Management does not expect that any actions to which the Company is a party will result in a material loss to the Company.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS

    The following table sets forth certain information as of September 28, 1995, with respect to beneficial owners of five percent or more of any class of the Company's capital stock:

                                 NAME AND ADDRESS                                 NUMBER OF SHARES      PERCENT
TITLE OF CLASS                   OF BENEFICIAL OWNER                             BENEFICIALLY OWNED    OF CLASS
------------------------------   ---------------------------------------------   ------------------    ---------
Common Stock..................   Durwood, Inc.(1)                                     2,641,951(2)       49.0%(2)
                                 106 West 14th Street
                                 Kansas City, MO 64105
                                 The Capital Group Companies, Inc. and Capital          322,400(3)        6.0%(4)
                                 Guardian Trust Company(3)
                                 333 South Hope Street
                                 Los Angeles, CA 90071
                                 David L. Babson & Company, Inc.(5)                     461,800(5)        8.6%(6)
                                 One Memorial Drive
                                 Cambridge, MA 02142
Class B Stock(7)..............   Durwood, Inc.(1)                                    11,157,000(2)      100.0%(2)
                                 106 West 14th Street
                                 Kansas City, MO 64105

-------------------
     (1)A revocable inter-vivos trust and a revocable voting trust established by Mr. Stanley H. Durwood for the benefit of Mr. Stanley H. Durwood hold approximately 75% of the voting power of the outstanding capital stock of Durwood, Inc. ("DI"). American Associated Enterprises, a Missouri limited partnership of which Mr. Stanley H. Durwood is the limited partner and his children are the general partners, holds approximately 25% of the voting power of DI's outstanding capital stock. Mr. Stanley H. Durwood is a director of DI. Mr. Stanley H. Durwood is Chairman of the Board, Chief Executive Officer, President and a Director of the Company and AMC.
     (2)Class B Stock is convertible into Common Stock on a share-for-share basis. The stated percentage has been computed without giving effect to the conversion option. Were all shares of Class B Stock converted there would be 16,545,880 shares of Common Stock outstanding, of which DI would hold 13,798,951 shares, or 83% of the outstanding Common Stock.
     (3)As reported by The Capital Group Companies, Inc. and Capital Guardian Trust Company on Schedule 13G dated February 6, 1995.
     (4)Because the number of outstanding shares of Common Stock has increased since the date of the information in such Schedule 13G, the number of shares of Common Stock disclosed therein constitutes 6.0% of the outstanding shares of Common Stock as of September 28, 1995.
     (5)As reported by David L. Babson & Company, Inc. on Schedule 13G dated February 10, 1995.
     (6)Because the number of outstanding shares of Common Stock has increased since the date of the information in such Schedule 13G, the number of shares of Common Stock disclosed therein constitutes 8.6% of the outstanding shares of Common Stock as of September 28, 1995.
     (7)In the election of Directors, holders of Class B Stock are entitled to elect three of the Company's five Directors. On other matters, holders of Class B Stock vote as a class with holders of Common Stock, with each share of Class B Stock being entitled to ten votes per share.

BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

    The following table sets forth certain information as of September 28, 1995 with respect to beneficial ownership by Directors and Executive Officers of the Company's Common Stock and Class B Stock. The amounts set forth below include the vested portion of 505,000 shares of Common Stock subject to options under the Company's 1984 Option Plan held by Executive Officers.

                                 NAME OF                                            AMOUNT AND NATURE OF        PERCENT
TITLE OF CLASS                   BENEFICIAL OWNER                                   BENEFICIAL OWNERSHIP       OF CLASS
------------------------------   ---------------------------------------------   --------------------------    ---------
Common Stock..................   Stanley H. Durwood                                        2,642,101(1)        49.0%
                                 Edward D. Durwood(4)                                        100,000(2)(3)      1.8%
                                 Paul E. Vardeman                                                300            *
                                 Philip M. Singleton                                          93,000(2)         1.7%
                                 Peter C. Brown                                               75,000(2)         1.4%
                                 All Directors and Executive Officers as a
                                 group (13 persons, including the individuals
                                 named above)(5)                                           2,964,869(2)        52.1%
Class B Stock.................   Stanley H. Durwood                                       11,157,000(1)        100.0%

-------------------
*Less than one percent.
     (1)See Notes 1 and 2 under "Security Ownership of Beneficial Owners." Mr. Stanley H. Durwood also directly owns 150 shares of the Company's Common Stock.
     (2)Includes shares subject to options to purchase Common Stock under the Company's 1984 Stock Option Plan, as follows: Mr. Edward D. Durwood--100,000 shares; Mr. Philip M. Singleton-- 150,000 shares; Mr. Peter C. Brown--150,000 shares; and all Executive Officers as a group-- 505,000 shares. The options granted vest as to exercise rights in 25% annual installments commencing twelve months after date of grant; thus, options described in the above table represent one-half of the total options granted to each optionee.
     (3)Mr. Edward D. Durwood may also be deemed to be the beneficial owner of the shares owned by DI.
     (4)The employment of Mr. Edward D. Durwood by the Company or its affiliates ceased effective as of October 5, 1995.
     (5)The employment of Mr. Donald P. Harris, who was included in the group of directors and Executive Officers, by the Company or its affiliates ceased effective as of October 1, 1995. Mr. Harris owned no stock but is included in the group of 13 persons.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers and Directors, and persons who own more than 10% of the Company's Common Stock and

$1.75 Cumulative Convertible Preferred Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the American and Pacific Stock Exchanges. Executive Officers, Directors and greater-than-10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during fiscal 1995 its Executive Officers, Directors and greater-than-10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except that Mr. Richard T. Walsh, an Executive Officer of the Company, had attributed to him (through his wife's participation in an investment club composed of approximately ten members) the purchase of 55 shares of $1.75 Cumulative Convertible Preferred Stock. Mr. Walsh's wife received the proceeds from the liquidated investment club in October 1994, which was reported on Form 5.

CERTAIN TRANSACTIONS

    Since its formation, the Company has been a member of an affiliated group of companies (the "DI affiliated group") beneficially owned by Mr. Stanley H. Durwood and members of his family. Mr. Stanley H. Durwood is President,
Treasurer and a Director of Durwood, Inc. ("DI") and Chairman of the Board, Chief Executive Officer, President and a Director of the Company and AMC. There have been a number of transactions involving the Company or AMC and the DI affiliated group in prior years. The Company intends to ensure that all transactions with DI or other related parties are fair, reasonable and in the best interests of the Company. In that regard, the Audit Committees of the Boards of Directors of the Company and AMC review all material proposed transactions between the Company and DI or other related parties to determine that, in their best business judgment, such transactions meet that standard. The Audit Committees consist of Messrs. Paul E. Vardeman and Charles J. Egan, Jr., neither of whom are officers or employees of the Company or AMC nor stockholders, directors, officers or employees of DI. Set forth below is a description of significant transactions which have occurred since April 1, 1994, or involve receivables that remain outstanding as of September 28, 1995. There may in the future be other transactions between the Company or AMC and such DI affiliated group members and individuals.

    Certain corporate departments of AMC perform general and administrative services for DI and its subsidiaries. AMC charged DI and its subsidiaries $116,000 for such services for fiscal 1995.

    Periodically, AMC and DI reconcile any accounts owed by one company to the other. Charges to the intercompany account have included the allocation of AMC's general and administrative expenses and payments made by AMC on behalf of DI. In fiscal 1995, the largest balance owed by DI and its subsidiaries to AMC was $831,000. As of September 28, 1995, DI owed AMC and its subsidiaries $11,856.

    Ms. Marjorie D. Grant, a Vice President of AMC and the sister of Mr. Stanley
H. Durwood, has an employment agreement with the Company providing for an annual base salary of no less than $100,000, an automobile and, at the sole discretion of the Chief Executive Officer of the Company, a year-end bonus. Ms. Grant's employment agreement, executed July 1, 1991, terminates on June 30, 1996, or upon her death or disability. The agreement provides that in the event Mr. Stanley H. Durwood fails to control the management of the Company by reason of its sale, merger or consolidation, or because of his death or disability, or for any other reason, then the Company and Ms. Grant would each have the option to terminate the agreement. In such event, the Company would pay to Ms. Grant in cash a sum equal to the aggregate cash compensation, exclusive of bonus, to the end of the term of her employment under the agreement, after discounting such amount to its then present value using a discount rate equal to the lesser of one-half of the current prime rate of interest or 10% per annum. In November 1991, this agreement was assumed by DI and was reassumed by the Company in January 1995.

    In July 1992, Mr. Jeffery W. Journagan, a son-in-law of Mr. Stanley H. Durwood, was employed by a subsidiary of the Company. Mr. Journagan's current salary is $72,150.

    AMC loaned $200,000 in January 1987 to Mr. Donald P. Harris, one of the named Executive Officers in fiscal 1995, in connection with the purchase of his principal residence. The employment of Mr. Harris by the Company or its affiliates ceased effective as of October 1, 1995. Mr. Harris paid AMC $110,249, the remaining amount of the principal and accrued interest on the loan, on October 1, 1995. The largest principal amount outstanding on the note during fiscal 1995 was $200,000. For a description of Mr. Harris' Agreement and Release, see "Other Compensation Plans."

    For a description of Mr. Edward D. Durwood's Agreement and General Release, see "Other Compensation Plans."

    For a description of certain employment agreements between the Company and Messrs. Peter C. Brown and Philip M. Singleton, and the proposed employment agreement between AMC and Mr. Richard M. Fay, see "Other Compensation Plans."

FEDERAL INCOME TAXES

    DI and the Company entered into an agreement dated July 1, 1983 pursuant to which, so long as DI and the Company filed a consolidated federal income tax return, the Company paid to DI the amount of tax that would be payable calculated as if the Company filed a separate consolidated federal income tax return for such period and all prior taxable periods, provided, however, that if such return reflected a refund due to the Company, DI was obligated to pay the Company an amount equal to such refund when and if the consolidated group is able to realize the Company's tax benefit in the future. Due to the Company's issuance of the $1.75 Cumulative Convertible Preferred Stock on March 3, 1994, the Company is no longer eligible to file a consolidated federal income return with DI. The agreement still applies to all tax years for which DI and the Company previously filed a consolidated federal income tax return.

        2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors recommends that the stockholders ratify the appointment of Coopers & Lybrand L.L.P. as independent public accountants to audit the financial statements of the Company for the fiscal year ending March 28, 1996. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting of Stockholders, and if present, will have the opportunity to make a statement if they wish, and are expected to be available to respond to appropriate questions from stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 28, 1996.

             3. AMENDMENTS TO 1994 STOCK OPTION AND INCENTIVE PLAN

GENERAL

    The Board of Directors recommends to the stockholders for their approval and adoption the proposed Amendments (as such term is defined below) to the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan (the "Incentive Plan"). The approval by an affirmative vote of the holders of a majority of the Company's outstanding shares of stock present at the Annual Meeting of Stockholders in person or by proxy is required for adoption of the Amendments. Abstentions will be counted in the tabulation of votes cast on the Amendments and will have the same effect as negative votes. Broker non-votes will not be counted in determining whether the Amendments are approved.

    The  Company's Executive Officers and  directors, other than Messrs. Charles
J. Egan, Jr. and Paul E. Vardeman, are eligible to participate in the Incentive Plan and certain of them have received awards subject to stockholder approval of the Amendments. Therefore, such Executive Officers and directors may be deemed to have an interest in the proposed Amendments.

    Set forth below are summaries of the Amendments and of the Incentive Plan, after giving effect to the Amendments. THE COMPLETE TEXT OF THE INCENTIVE PLAN, SHOWING THE CHANGES MADE BY THE AMENDMENTS, IS SET FORTH AS EXHIBIT A TO THIS PROXY STATEMENT. THE FOLLOWING SUMMARY OF THE MATERIAL FEATURES OF THE INCENTIVE PLAN AND THE AMENDMENTS DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO EXHIBIT A.

THE AMENDMENTS

    On March 29, 1995, the Board of Directors approved amendments to the Incentive Plan which had been recommended to it by the Compensation Committee of the Company's Board of Directors (the "Committee"), which is responsible for the administration of the Incentive Plan. Certain of these changes require stockholder approval under the provisions of the Incentive Plan because they may be deemed to materially increase benefits to participants. Certain changes also require stockholder approval under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and proposed regulations thereunder, because they involve material terms of performance goals, as defined by such regulations. Therefore, such changes (the "Amendments") were approved subject to stockholder approval and awards made by the Committee thereafter that were based upon such Amendments have been conditioned upon receipt of such stockholder approval. In the aggregate, current participants have been awarded a maximum of 201,000 Performance Shares which are based on new business criteria and other matters provided for in the Amendments and which therefore are contingent upon stockholder approval.

    The following is a description of the changes that will be made to the Incentive Plan if the Amendments are approved by stockholders.

         (i) The class of employees referred to in Section 4 of the Incentive Plan as eligible to receive awards will be expanded to include all managers of the Company, including field and theatre managers; previously, participation was limited to corporate or field executives and senior managers. As a result of this change, lower level managers also may be given an opportunity to participate in the Incentive Plan.

        (ii) As permitted by recently proposed regulations under Section 162(m) of the Code, the requirement in Section 9 of the Incentive Plan that goals for performance based awards be set prior to the start of a performance period will be changed so that such goals may be set by a date not later than 90 days after the start of such performance period. This change will provide more time for the Committee to deliberate and to have access to more complete information concerning the prior year's performance when making awards.

        (iii) The business criteria set forth in Section 9 of the Incentive Plan upon which performance goals may be based will be expanded so that such business criteria will include (a) the private market value of shares of the Company's Common Stock ("Shares") on a fully diluted basis (assuming full exercise or conversion of all outstanding shares of the Company's preferred stock, Class B stock, options and other rights to acquire Shares), based on a constant multiple of theatre level EBITDA (earnings before interest, taxes, depreciation and amortization) (theatre level EBITDA is Company EBITDA less National Cinema Network, Inc. EBITDA), plus the book value of National Cinema Network, Inc., cash, cash equivalents and investments and investments in other long-term assets, less corporate borrowings, capitalized lease obligations and the carrying value of minority interests in other long-term liabilities, (b) the return to stockholders, measured by increases in the market value of an investment in Shares, assuming the reinvestment of dividends received, and (c) the return on assets within a participant's span of responsibility.

        The business criteria of private market value per share was introduced as a business criteria in an effort to focus executives' attention directly on the operational activities that contribute to increases in the value of the Company, and, ultimately, the stock price. The contribution of National Cinema Network, Inc. to the private market value per share of the Company is measured on a different basis than the Company's other operating subsidiaries because National Cinema Network, Inc. is not a theatre exhibition company. Similarly, the concept of return to stockholders was introduced as a business criteria upon which performance goals might be based because it was believed that such a measure would help to more closely align the interests of participants with those of stockholders. Return on assets was introduced to provide a business criteria for use in future years, as additional new screens are opened, to help ensure that the Company's growth strategy is accomplished.

        (iv) In addition to being measurable against the performance of a peer group of two or more companies, as currently provided in the Incentive Plan, under Amendments to Sections 7, 8 and 9 of the Incentive Plan, business criteria may be measured against (a) the prior year's or years' performance of any operations-based unit or span of a participant's responsibility, instead of only that of the Company or a subsidiary or division of the Company, as currently provided, or (b) a broad-based group of stocks, such as the Standard and Poor's 500 Index, instead of a broad-based group of stocks issued by companies whose risk profiles are similar to the Company's, as currently provided.

        Providing for the measurement of business criteria against an operations-based unit or span of a participant's responsibility will permit the measurement of results based on units of the Company smaller than a division. This will facilitate the granting of awards to individuals at lower levels in the organization. The Standard and Poor's 500 Index or similar broad-based groups of stock were introduced as measurement groups instead of "groups of stocks with similar risk profiles" to permit the Company to compare performance against an easily tracked index, which the Committee believes will allow more frequent feedback on performance than would be possible if a customized index were used.

         (v) Amendments to Sections 11.1, 12 and 20 of the Incentive Plan clarify various provisions of the Plan permitting the payment of performance-based awards upon termination of employment as a result of the occurrence of certain events (such as death, disability, retirement or a change of control) or upon the occurrence of certain extraordinary corporate transactions (such as a sale of assets, liquidation, merger or a change in control), in each case prior to the end of a performance period, by providing that under such circumstances such awards will be based upon the extent to which performance goals have been achieved, measured to the date of termination or the occurrence of such event, as the case may be. Presently, the Incentive Plan permits acceleration of awards upon the occurrence of such events but does not specify how the number of shares deliverable or the amount payable to participants under performance based awards is to be determined upon such acceleration.

        (vi) An Amendment to Section 12 of the Incentive Plan clarifies the power of the Committee to waive satisfaction of performance goals upon the occurrence of a change of control or upon termination of employment following a change of control. The Committee presently has the power to waive performance goals upon the occurrence of such events but the Incentive Plan does not expressly state when the Committee's power to waive such goals can be exercised. The Amendment provides that the waiver may be made either at the time an award is made or thereafter, thus conforming the Committee's power with respect to performance based awards to that which the Committee possesses under Section 12 with respect to restricted share awards and stock options.

DESCRIPTION OF THE INCENTIVE PLAN (AFTER GIVING EFFECT TO AMENDMENTS)

GENERAL

    The Incentive Plan permits three basic types of awards: (i) grants of stock options which are either incentive stock options ("ISOs") as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-ISOs ("Non-Qualified Stock Options"), (ii) grants of stock awards ("Stock Awards"), which may be either performance stock awards ("Performance Stock Awards") or restricted stock awards ("Restricted Stock Awards"), and (iii) performance unit awards ("Performance Units").

    Under the Incentive Plan, the Committee is authorized to grant ISOs, Non-Qualified Stock Options and Stock Awards entitling recipients to receive up to an aggregate of 1,000,000 shares of the Company's 66 2/3 CENTS par value Common Stock, in accordance with the Plan, without further authorization from the stockholders. The Committee is also authorized to make awards of Performance Units, which are payable only in cash and are valued by reference to designated criteria, other than shares of Common Stock, which may be established by the Committee. No grantee may receive options to acquire more than 325,000 shares of Common Stock, Stock Awards entitling the grantee to receive more than 150,000 shares of Common Stock or cash awards under Performance Units aggregating more than $2 million. During any 12 month period, no grantee may receive options to acquire more than 65,000 shares of Common Stock or cash awards under Performance Units aggregating more than $400,000. No grantee may receive a Stock Award or Awards entitling the grantee to receive free of conditions more than 30,000 shares of Common Stock with respect to any 12 month period, but determined on an annualized basis so that more than 30,000 shares may be received at one time free of conditions with respect to performance periods exceeding 12 months' duration.

    Stock Awards and Performance Unit awards made to persons subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") generally will be based on the attainment during a performance period of 12 months' duration or more of one or more performance goals as established by the Committee not later than 90 days after the start of each performance period with respect to which such an award is made. The Committee shall certify that the performance goals have  been  achieved  before  payment  of  any  such  award.  Performance  goals established by the Committee shall be based upon, as the Committee deems appropriate, one or more of the following business criteria: (i) Company or subsidiary EBITDA (earnings before interest, taxes, depreciation and amortization); (ii) Company or subsidiary earnings or earnings per share; (iii) public market prices of Company stock; (iv) division operating income, or "DOI" (operating income less general and administrative expenses and extraordinary expenses); (v) division level EBITDA (DOI less national film, home office and international general and administrative expenses plus capitalized lease adjustments); (vi) private market value of Shares on a fully-diluted basis (assuming full exercise of all outstanding shares of preferred stock, Class B stock, options and other rights to acquire Shares), based on a constant multiple of theatre level EBITDA (Company EBITDA less National Cinema Network, Inc. EBITDA), plus the book value of National Cinema Network, Inc., cash, cash equivalents and investments and investments in other long-term assets, less corporate borrowings, capitalized lease obligations and the carrying value of minority interests in other long-term liabilities; (vii) return to stockholders, measured by increases in the market value of an investment in Shares, assuming reinvestment of dividends received; and (viii) return on assets within a participant's span of responsibility. The Committee may, in its discretion, determine whether an award will be paid under any one or more of the business criteria. In setting performance goals, such criteria may be measured against one or more of the following: (i) the prior year's or years' performance of the Company, a subsidiary, a division or other operations-based unit or span of a participant's responsibility; (ii) the performance of a broad based group of stocks such as, but not limited to, the Standard and Poor's 500 Index; and (iii) the performance of a peer group of two or more companies. Such performance goals may be, but need not be, different for each performance period.

    The Committee may set different (or the same) goals for different grantees and for different awards, and performance goals may include standards for minimum attainment, target attainment and maximum attainment. In all cases, however, performance goals shall include a minimum performance standard below which no part of the relevant award will be earned. The Committee may reduce the amount of, or eliminate, a performance goal based award that would otherwise be payable but may not increase the compensation payable under an award otherwise due upon attainment of a performance goal.

ELIGIBILITY

    Employees of the Company or its subsidiaries who are corporate or field executives or senior managers, including Executive Officers, and other managers, including field and theatre managers, are eligible for awards under the Incentive Plan. All officers of the Company are considered employees for this purpose whether or not they are also directors. Directors who are not also employees, however, are not eligible for awards under the Incentive Plan. Awards may be made without regard to prior awards made under the Incentive Plan or any other plan or participation in any other benefit plan of the Company or its subsidiaries. Presently there are approximately 40 officers (including three directors) and approximately 150 other employees of the Company and its subsidiaries eligible to participate in the Incentive Plan. If the Amendments are adopted, approximately 700 additional employees will be eligible to participate under the Incentive Plan.

AWARDS MADE AND PRESENTLY PROPOSED UNDER INCENTIVE PLAN

    On March 29, 1995 and June 28, 1995, the Committee awarded Performance Shares and Non-Qualified Stock Options to certain employees of the Company as part of a three year incentive program under the Incentive Plan. The following tables provide certain information concerning Performance Shares and Non-Qualified Stock Options awarded to date under the Incentive Plan to (i) each of the persons identified in the Summary Compensation Table, (ii) all current executive officers of the Company as a group, (iii) all current directors and nominees for director who are not executive officers, as a group, (iv) all current employees, including officers who are not executive officers, as a group, and (v) associates of directors, executive officers and nominees for director, as a group.

                                                         PERFORMANCE         ESTIMATED FUTURE PAYOUT
                                                          OR OTHER             (NUMBER OF SHARES)
                                        NUMBER(1)(2)    PERIOD UNTIL   -----------------------------------
                                         OF SHARES,     MATURATION OR   THRESHOLD    TARGET
NAME                                   PERFORMANCE (#)     PAYOUT          (#)         (#)     MAXIMUM (#)
-------------------------------------  ---------------  -------------  -----------  ---------  -----------
Stanley H. Durwood...................        90,000         3 years        30,000      45,000      90,000
Edward D. Durwood(3).................        --              --            --          --          --
Donald P. Harris(3)..................        --              --            --          --          --
Philip M. Singleton..................        18,000         3 years         6,000       9,000      18,000
Peter C. Brown.......................        18,000         3 years         6,000       9,000      18,000
All current executive officers, as a
 group...............................       157,500         3 years        52,500      78,750     157,500
Current directors and nominees for
 director who are not executive
 officers, as a group................             0          --                 0           0           0
All current employees who are not
 executive officers, as a group......        43,500         3 years        14,500      21,750      43,500
Associates of directors, executive
 officers or nominees for director,
 as a group..........................             0          --                 0           0           0

 -------------------
     (1)Maximum
     (2)The Performance Share Awards shown in the table are based on business criteria and other provisions included in the Amendments and were granted subject to, and conditioned upon, approval of the Amendments. The applicable business criteria upon which such awards were based are total return to stockholders and private market value per share. The actual number of shares received by participants under such awards will be based on changes in such criteria over the performance period as measured against changes in the Standard and Poor's 500 Index over such period. For a more detailed description of the conditions which must be met before shares may be received under the Performance Share Awards referred to in the preceding table, see "Long Term Incentive Plan."
     (3)When their employment with the Company ceased, awards made under the Incentive Plan to these individuals lapsed unexercised and are therefore not included in this table.

                               NUMBER(1)                                   POTENTIAL REALIZABLE
                                  OF                                         VALUE AT ASSUMED
                              SECURITIES                                  ANNUAL RATES OF STOCK
                              UNDERLYING                                    PRICE APPRECIATION
                               OPTIONS/      EXERCISE OR                     FOR OPTION TERM
                                 SARS        BASE PRICE     EXPIRATION   ------------------------
NAME                          GRANTED (#)      ($/SH)          DATE        5% ($)       10% ($)
----------------------------  -----------  ---------------  -----------  -----------  -----------
Stanley H. Durwood..........      22,500      $   11.75        03/29/05  $   166,275  $   421,425
Edward D. Durwood(2)........      --             --             --           --           --
Donald P. Harris(2).........      --             --             --           --           --
Philip M. Singleton.........       4,500          11.75        03/29/05       33,255       84,285
Peter C. Brown..............       4,500          11.75        03/29/05       33,255       84,285
All current executive           a-31,500       a- 11.75      a-03/29/05   a- 232,785   a- 589,995
  officers, as a group......    b- 8,250       b- 14.50      b-06/28/05   b-  75,240   b- 190,658
Current directors and
 nominees for director who
 are not executive officers,
 as a group.................           0         --             --           --           --
All current employees who
 are not executive officers,
 as a group.................      12,750          14.50         6/28/05      116,280      294,653
Associates of directors,
 executive officers or
 nominees for director, as a
 group......................           0         --             --           --           --

 -------------------
     (1)The Non-Qualified Stock Option Awards shown in the table could be made under the Incentive Plan prior to giving effect to the Amendments and are not conditioned on stockholder approval of the Amendments. For a summary of the vesting provisions of the options granted, see "Option Grants."
     (2)Because their employment with the Company ceased, options granted to these individuals will lapse unexercised and are therefore not included in the table.

    As part of the three year program referred to above, the Committee presently intends to grant additional performance based Non-Qualified Stock Options to certain employees of the Company. These grants may be made annually over a three year period based on the Company's performance against annual goals for fiscal years 1996 through 1998. Presently it is anticipated that the performance goals and business criteria that will be used in determining the amount of options to be granted under this component of the program for fiscal 1996 will be the same as those that the Committee used to grant Performance Shares at the beginning of the three year period. See "Long-Term Incentive Plan". However, unlike the Performance Shares, which will be awarded based upon performance over the entire three year period, any such option grants that are made will be based on annual performance for a fiscal year.

    The following table shows the threshold, target and maximum number of options which the Committee presently intends to grant with respect to fiscal 1996 under the Incentive Plan to (i) each of the persons currently in the Company's employ identified in the Summary Compensation Table, (ii) all current executive officers of the Company, as a group, (iii) all current directors and nominees for director who are not executive officers, as a group, (iv) all current employees, including officers who are not executive officers, as a group, and (v) associates of directors, executive officers and nominees for directors, as a group. However, the Committee may determine to grant different amounts or types of awards to participants under the Incentive Plan, or to base such awards on different performance goals or business criteria, or to make no awards, and participants will have no rights under any such awards until they are made by the Committee.

                                                                  PRESENTLY ESTIMATED NUMBER OF
                                                               PERFORMANCE-BASED OPTIONS WHICH MAY
                                                                               BE
                                                                     GRANTED IN FISCAL 1996
                                                               -----------------------------------
NAME                                                            THRESHOLD    TARGET      MAXIMUM
-------------------------------------------------------------  -----------  ---------  -----------
Stanley H. Durwood...........................................      15,000      22,500      45,000
Philip M. Singleton..........................................       3,000       4,500       9,000
Peter C. Brown...............................................       3,000       4,500       9,000
All current executive officers, as a group...................      26,500      39,750      79,500
Current directors and nominees for director who are not
 executive officers, as a group..............................           0           0           0
All current employees who are not executive officers, as a
 group.......................................................       8,500      12,750      25,500
Associates of directors, executive officers or nominees for
 director, as a group........................................           0           0           0

ADMINISTRATION

    The Incentive Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Committee"), consisting of not fewer than two members of the Board of Directors none of whom are employees of the Company or any of its subsidiaries. No member of the Committee is eligible to receive an award under the Incentive Plan. The members of the Committee are appointed by the Board of Directors and serve at the discretion of the Board of Directors. See "Directors' Meetings and Committees."

    The Committee has the sole, final and conclusive power to administer, construe, and interpret the Incentive Plan and to make rules to implement the provisions thereof. The Committee is authorized among other matters to determine to whom awards are to be granted, to designate the number of shares covered by each award, to fix the duration of awards, to set the time or times at which each award may be exercised, to determine performance goals, if any, applicable to an award, to accelerate vesting, exercise or payment of an award and to adopt such other rules and regulations as it may deem appropriate for the administration of the Incentive Plan. The Committee may grant awards in replacement of other awards granted under the Incentive Plan or any other plan of the Company or any of its subsidiaries. Any expenses of administration of the Incentive Plan are borne by the Company.

    Service on the Committee constitutes service as a Director of the Company, and members of the Committee are entitled to indemnification and reimbursement as Directors of the Company, pursuant to its Bylaws and to any agreements pursuant thereto between the Company and its Directors providing for indemnification.

TYPES OF AWARDS UNDER THE INCENTIVE PLAN

    STOCK OPTIONS. A stock option, which can be either an ISO or a Non-Qualified Stock Option, is the right to purchase shares of the Company's Common Stock at a set price for a period of time in the future. Under the Incentive Plan, the purchase price of shares subject to any option must be at least 100% of their fair market value on the date of grant. "Fair market value" is defined in the Incentive Plan generally as the closing sales price of the Company's Common Stock on the date the option is granted. As defined under the Incentive Plan, the fair market value of a share of common stock on September 28, 1995 was $17.75.

    The maximum period for exercise (i.e., term) of an ISO, with the exception of any ISOs granted to a person owning more than 10% of the voting power of the Company, is ten years from the date the option was granted. With regard to ISOs granted to persons owning more than 10% of the voting power of the Company, the minimum purchase price of shares is 110% of their fair market value on the date of grant and the maximum term is five years. The term of Non-Qualified Stock Options is left to the Committee's discretion.

    The Committee can fix a shorter term for an ISO and can impose such other terms and conditions on the grant of options as it chooses, consistent with the Incentive Plan and with applicable laws and regulations which, with respect to ISOs, limit the size of individual grants. Pursuant to federal tax law and regulations in effect as of the date of this proxy statement, the aggregate fair market value of the stock for which an employee's ISOs granted after 1986 becomes exercisable for the first time during any calendar year is limited to $100,000. Options or portions of options that exceed this limit are treated as Non-Qualified Stock Options.

    Unless otherwise determined by the Committee or permitted by the Incentive Plan, no option may be exercised until the expiration of six months following the date of its grant.

    STOCK AWARDS. A Stock Award is the grant of a right to receive shares of Common Stock of the Company at a future date without the payment of cash, but conditioned upon the observance or fulfillment of stated conditions. A Stock Award may be either a "Performance Stock Award", under which the receipt of shares will be conditioned upon the attainment of performance goals by the Company, a subsidiary or a division during a performance period, or a "Restricted Stock Award", under which the receipt of shares is conditioned on the continued employment of the grantee or such other conditions as the Committee may impose, or both. Under the Plan, subject to provisions permitting acceleration, the receipt of shares by Executive Officers under Stock Awards will be conditioned upon the attainment of one or more performance goals over a performance period of 12 months' duration or longer. Unless otherwise determined by the Committee and subject to the terms of the Plan, no shares may be issued under Restricted Stock Awards unless the Grantee remains employed by the Company or a subsidiary for a period of one year after the date of grant.

    PERFORMANCE UNITS. A Performance Unit is an award payable only in cash and valued by reference to designated criteria, other than Common Stock, which will be established by the Committee. Subject to provisions of the Incentive Plan permitting acceleration, Performance Units granted to Executive Officers will be conditioned on the attainment of one or more performance goals during a performance period of 12 months' duration or longer.

VESTING PROVISIONS; ACCELERATION.

    The Committee may permit the accelerated exercise of stock options and the lapse or waiver of restrictions and performance goals on Stock Awards and Performance Units in the event certain transactions occur, such as a merger or liquidation of the Company, the sale of substantially all the assets of the Company, a subsidiary or a division, the sale of a majority interest in a subsidiary, the change in control of the Company or termination of a grantee's employment following a change in control. Similar provisions apply in the case of death, disability, retirement or other terminations. For example, performance goal requirements and forfeitability restrictions on Stock Awards and Performance Units lapse in the event of death, disability or retirement. Under the Amendments, if a performance based award is accelerated upon the occurrence of such an event, the shares deliverable or amount payable under such Awards will be determined based on the extent to which performance goals have been achieved through the date such termination or other accelerating event occurs. In addition, the Committee may permit all outstanding options held by a grantee to vest upon any termination of employment. All benefits under the Incentive Plan not yet received by a grantee automatically terminate, however, on termination of the grantee's employment for cause.

SHARES SUBJECT TO ADJUSTMENT UNDER THE INCENTIVE PLAN

    A maximum of 1,000,000 shares of the Company's 66 2/3 CENTS par value Common Stock may be issued under the Incentive Plan. All shares available under the Plan are subject to adjustments to be made by the Committee for such events as a merger, recapitalization, stock dividend, stock split or other similar change which could affect the number of or kind of outstanding shares of Common Stock. In such events, the Committee also may make adjustments in the number and kind of shares subject to outstanding options and Stock Awards and in the option price. Unpurchased shares subject to an option that lapses or terminates without exercise, shares subject to Stock Awards that are never issued because the conditions of the award are not fulfilled and shares related to awards which are settled in cash in lieu of shares, are available for future awards. Shares withheld by the Company pursuant to a withholding tax election, as described below under "Withholding Taxes", and shares used to pay for the purchase price of options, shall be deemed issued under the Incentive Plan.

EXERCISE OF RIGHTS UNDER AWARDS GRANTED

    A person entitled to exercise an option under the Incentive Plan may do so by notifying the Secretary of the Company in writing of the number of shares with respect to which an option is being exercised. Such notice must be accompanied by payment in full of the purchase price in the form of cash, certified bank cashier's check or money order or shares of Company Common Stock or a combination thereof having equivalent value. With the Committee's approval, a grantee may pay the exercise price by delivering a promissory note to the Company provided that, except when treasury shares are used to satisfy an option exercise, at least the par value of the shares issued is paid in cash or equivalents or shares of Common Stock as provided above.

    The Committee may require grantees to execute an investment letter imposing resale restrictions and other conditions if necessary to comply with applicable federal or state securities laws.

WITHHOLDING TAXES

    In lieu of requiring a grantee to pay amounts sufficient to satisfy the Company's withholding obligation attributable to an award, the Committee may permit grantees to have shares otherwise issuable under an award withheld. Any such election must be made in writing before the day a grantee's tax liability with respect to an award is determined and must be irrevocable. Additional restrictions are imposed on officers, directors and greater than 10% stockholders of the Company.

NONTRANSFERABILITY

    No rights under any award are transferable except by will or by the laws of descent and distribution or a qualified domestic relations order and the benefits of any award may only be exercised and received personally by the grantee during his or her lifetime or by a guardian or legal representative or other permitted successor.

DURATION OF AND CHANGES TO THE PLAN

    The Incentive Plan will remain in effect until all awards have been exercised or satisfied in accordance with their terms but no award may be made under the Incentive Plan after the earlier of the date of the first stockholders' meeting in 1999 or December 31, 1999. The Incentive Plan may be terminated, suspended or modified at any time by the Company's Board of Directors; however, certain changes in the Incentive Plan require the approval of the Company's stockholders. Such changes relate to amendments which would (i) materially increase benefits to participants under the Incentive Plan, (ii) materially increase the number of securities which may be issued under the Incentive Plan, or (iii) materially modify the requirements as to eligibility to participate under the Incentive Plan.

    In addition to the Amendments, upon the recommendation of the Committee the Board of Directors has approved other amendments to the Incentive Plan which do not require stockholder approval under the foregoing test or Section 162(m) of the Code. These changes are (i) an amendment to Section 12 that authorizes the Committee to limit the acceleration of awards upon the occurrence of a change of control to circumstances in which termination results from such an event (as originally adopted, the Incentive Plan authorized the Committee to accelerate Awards merely upon the occurrence of a change of control), and (ii) amendments to Section 22 respecting the timing of elections to utilize shares to satisfy tax withholding obligations. These amendments have been incorporated into the Incentive Plan set forth in Exhibit A hereto.

    The Committee may at any time unilaterally amend or terminate and cash out any unexercised or unpaid award, whether earned or unearned, including awards earned but not yet paid, and/or substitute another award of the same or different type, to the extent it deems appropriate; provided, that any amendment to (but not termination of) an outstanding award which, in the Committee's opinion, is materially adverse to the grantee, or any amendment or termination which, in the opinion of the Committee, may subject the grantee to liability under Section 16 of the Exchange Act, shall require the grantee's consent.

FEDERAL INCOME TAX CONSEQUENCES OF THE INCENTIVE PLAN

    Under the Code and Treasury regulations, as now in effect, the principal federal income tax consequences of awards under the Incentive Plan in the normal operation thereof are as summarized below.

    INCENTIVE  STOCK  OPTIONS  ("ISOS").   ISOs  under  the  Incentive  Plan are
intended to meet the requirements of Section 422 of the Code. No tax consequences result from the grant of the option. If an option holder acquires stock upon the exercise of an ISO, no income will be recognized by the option holder for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and the Company will be allowed no deduction as a result of such exercise if the following conditions are met: (a) at all times during the period beginning with the date of the granting of the ISO and ending on the day three months before the date of such exercise, the option holder is an employee of the Company or of a subsidiary; and (b) the option holder makes no disposition of the acquired stock within two years from the date the ISO is granted nor within one year after the stock is transferred to the option holder. In the event of a sale of such stock by the option holder after compliance with these conditions, any gain realized over the price paid for stock ordinarily will be treated as long-term capital gain, and any loss will be treated as long-term capital loss, in the year of the sale.

    If the option holder fails to comply with the employment or holding period requirements discussed above, the option will not be treated as an ISO and the holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date the option was exercised over the exercise price or (ii) the excess of the amount realized upon such disposition over the exercise price. If the option holder is treated as having received ordinary income because of his failure to comply with either condition above, an equivalent deduction will be allowed to the Company in the same year.

    NON-QUALIFIED STOCK OPTIONS. No tax consequences result from the grant of a Non-Qualified Stock Option under the Incentive Plan. An option holder who exercises a Non-Qualified Stock Option with cash will generally realize compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction from income in the same amount. The option holder's tax basis in such shares will be the fair market value on the date of exercise, and when the holder disposes of the shares, he will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

    STOCK AWARDS. Stock Awards granted under the Incentive Plan and paid in Common Stock will constitute ordinary income to the recipient, and a deductible expense to the Company, in the year paid, if the stock is not subject to forfeiture restrictions, or in the year in which any such restrictions lapse, unless the participant elects to recognize income in the year the award is made by making a timely election under Section 83(b) of the Code. Unless a Section 83 election is made, the amount of the grantee's taxable income and the Company's corresponding deduction in connection with a Stock Award that is restricted will be equal to the fair market value of the stock on the date the restrictions lapse.

    PERFORMANCE UNITS. The award of a Performance Unit under the Incentive Plan will not result in tax consequences to the Company or the grantee. Upon payment of amounts under the award, the grantee will realize compensation taxable as income in an amount equal to the cash received and the Company will be entitled to a deduction in the same amount.

    PAYMENTS CONTINGENT ON CHANGE IN CONTROL. Grantees might under certain circumstances be deemed to have received "parachute payments" within the meaning of Section 280G of the Code to the extent that stock options become immediately exercisable (or restrictions on Stock

Awards or Performance Units lapse) as a result of a change in the ownership or control of the Company, or in connection with options or awards granted within one year preceding such a change. In general, if the sum of all payments to a grantee constituting "parachute payments" equals or exceeds three times the grantee's "base amount" (annualized compensation over a five-year period), the grantee will be subject to a 20% excise tax on the excess of the "parachute payments" over the grantee's "base amount", and the Company will be denied any deduction for such excess. "Parachute payments" and "excess parachute payments" do not include certain payments that are established by clear and convincing evidence to be "reasonable compensation" to the grantee for services rendered on or after the change.

    LIMITATION ON DEDUCTIBILITY. During 1993, Section 162 of the Code was amended with respect to the tax deductibility of executive compensation. Under the Code, publicly-held companies such as the Company may not deduct compensation paid to certain Executive Officers to the extent that an executive's compensation exceeds $1,000,000 in any one year. Proposed regulations under Section 162(m) of the Code provide an exception for "performance based" compensation, including stock options granted under a stock option plan that has been previously approved by stockholders, provided that such options are not issued below the fair market value of the stock on the date of the grant. Compensation other than stock options, however, must meet other requirements in order to qualify as tax deductible "performance based" compensation. The Company has attempted to comply with those provisions of the Code, as construed by proposed regulations thereunder, relating to performance goals so that compensation received by affected Executive Officers under the Incentive Plan can qualify as "performance based" assuming all other Code requirements are met at the time an award is made or paid. However, under certain circumstances it may not be possible or practicable or in the Company's best interests for compensation under the Incentive Plan to qualify under
Section 162(m) of the Code, and the Committee makes no representation that awards will so qualify. The Committee anticipates that in most instances treatment under Section 162(m) of the Code will not be an issue because generally no Executive Officer's compensation will exceed $1,000,000 in any one year.

    The foregoing is only a general summary of the principal tax consequences to the Company and the grantee from the grant of awards and the exercise of options under the Incentive Plan. The foregoing discussion is neither intended nor offered as a complete summary or as a legal interpretation, and it does not address any consequences other than Federal income tax consequences.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENTS TO THE AMC ENTERTAINMENT INC. 1994 STOCK OPTION AND INCENTIVE PLAN.

                  4. OTHER MATTERS TO COME BEFORE THE MEETING

    No other matters are intended to be brought before the meeting by the Company nor does the Company know of any matters to be brought before the meeting by others. If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matters.

    Stockholders who wish to present proposals for action at the Annual Meeting of Stockholders to be held in 1996 should submit their proposals to the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Company no later than June 19, 1996, for consideration for inclusion in the next year's Proxy Statement and proxy.

                                                    By order of the Board of
                                                            Directors

                                                       Nancy L. Gallagher
                                                            Secretary

REQUESTS FOR ANNUAL REPORT

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FISCAL 1995 WILL BE SENT TO STOCKHOLDERS UPON REQUEST WITHOUT CHARGE. REQUESTS SHOULD BE MADE TO THE DIRECTOR OF INVESTOR RELATIONS, AMC ENTERTAINMENT INC., P.O. BOX 419615, KANSAS CITY, MISSOURI 64141-6615.

                                                                       EXHIBIT A
                                                              TO PROXY STATEMENT

    SET FORTH BELOW IS THE AMC ENTERTAINMENT INC. 1994 STOCK OPTION AND INCENTIVE PLAN, AS PROPOSED TO BE AMENDED. PROPOSED DELETIONS FROM THE PLAN AS ORIGINALLY ADOPTED ARE MARKED THROUGH, AND PROPOSED ADDITIONS ARE UNDERLINED.

                             AMC ENTERTAINMENT INC.
                      1994 STOCK OPTION AND INCENTIVE PLAN

1. PURPOSE

    The AMC Entertainment Inc. 1994 Stock Option and Incentive Plan is intended to incorporate stock-based and results-oriented awards into the ongoing compensation packages of executives and managers and to thereby increase the alignment of the interests of such persons and stockholders. The Plan is intended to foster in participants a strong incentive to exert maximum effort for the continued success and growth of the Company and its Subsidiaries and the enhancement of stockholders' interests, to aid in retaining individuals who exert such efforts and to assist in attracting the best available individuals in the future.

2. DEFINITIONS

    When used herein, the following terms shall have the meaning set forth below:

    2.1 "AMC" means American Multi-Cinema, Inc., a wholly-owned subsidiary of the Company.

    2.2  "AWARD" means an Option, a Stock Award or a Performance Unit.

    2.3  "BOARD" means the Board of Directors of the Company.

    2.4 A "CHANGE OF CONTROL EVENT" shall be deemed to have occurred at the first time that (a) a majority of the Board of Directors of the Company, over a two-year period, is replaced from the directors who constituted the Board of Directors of the Company at the beginning of such period, which replacement shall not have been approved by the Board of Directors of the Company (or replacement directors approved by the Board of Directors of the Company), as constituted at the beginning of such period, or (b) a person or entity or group of persons or entities acting in concert as a partnership or other group (other than the DI affiliates, any Subsidiary, any employee stock purchase plan, stock option plan or other stock incentive plan or program, retirement plan or automatic reinvestment plan or any substantially similar plan of the Company or any Subsidiary or any person holding securities of the Company for or pursuant to the terms of any such employee benefit plan) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of Directors.

    2.5 "CODE" means the Internal Revenue Code of 1986 as amended from time to time.

    2.6 "COMMITTEE" means the Board's Compensation Committee, or such other committee of Directors as may be designated by the Board, authorized to administer this Plan. The Committee shall consist of not fewer than two (2) Directors and shall be constituted so as to permit the Plan to comply with Rule 16b-3 or any successor provision of similar import.

    2.7 "COMMON STOCK" means the Company's Common Stock, par value 66 2/3 CENTS per share.

    2.8 "COMPANY" means AMC Entertainment Inc., a corporation organized and existing under the laws of the State of Delaware, or such Company by whatever name it may at the time have.

    2.9 "DI AFFILIATES" means (a) Mr. Stanley H. Durwood, his spouse and any of his lineal descendants and their respective spouses (collectively the Durwood Family ), (b) any controlled affiliate of any member of the Durwood Family and
(c) any trust for the benefit of one or more members of the Durwood Family (whether or not any member of the Durwood Family is a trustee of such trust) or one or more charitable organizations.

    2.10  "DIRECTOR" means a member of the Board.

    2.11 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

    2.12 "FAIR MARKET VALUE" means with respect to the Company's Shares the closing sales price of the Shares, as reported on the American Stock Exchange, or, if not so reported, on the NASDAQ/National Market System, or, if not so reported, the closing sales price as reported by any other appropriate reporting system of general circulation, on the date for which the value is to be determined, or if there is no closing sales price on such date, then on the last day for which transactions in Shares were so reported prior to the date on which the value is to be determined.

    2.13  "GRANTEE" means a person to whom an Award is made.

    2.14 "INCENTIVE STOCK OPTION" or "ISO" means an Option awarded under the Plan which meets the terms and conditions established by Code Section 422 and applicable regulations thereunder for such an Option.

    2.15 "NON-QUALIFIED STOCK OPTION" or "NQSO" means an Option awarded under the Plan which by its terms and conditions is not an ISO.

    2.16 "OPTION" means the right to purchase, at a price, for a term, under conditions, and for cash or other considerations (which may include a note from the Grantee) fixed by the Committee in accordance with such restrictions as the Plan and the Committee impose, a number of Shares specified by the Committee (subject to limitations imposed by this Plan). An Option can be either an ISO or NQSO or a combination thereof.

    2.17  "PLAN" means the Company's 1994 Stock Option and Incentive Plan.

    2.18 "PERFORMANCE UNIT" means an Award payable only in cash and valued by reference to designated criteria (other than Shares) established by the Committee.

    2.19  "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act.

    2.20 "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

    2.21 "SHARES" means shares of the Company's Common Stock or if by reason of the adjustment provisions hereof any rights under an Award under the Plan pertain to any other security, such other security.

    2.22 "STOCK AWARD" means the grant of a right to receive, at a time or times fixed by the Committee in accordance with the Plan and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee. A Stock Award may be either a "PERFORMANCE STOCK AWARD", under which the receipt of Shares, subject to provisions of the Plan permitting acceleration, will be conditioned on the attainment by the Company or a Subsidiary or a division during a performance period of performance goals established by the Committee, or a "RESTRICTED STOCK AWARD", under which the receipt of Shares, subject to provisions of the Plan permitting acceleration, is conditioned on the continued employment of the Grantee or such other conditions as the Committee may impose, or both.

    2.23 "SUBSIDIARY" means any business, including AMC, whether or not incorporated, in which the Company, at the time an Award is granted or in other cases at the time of reference, owns directly or indirectly not less than 50% of the equity interest.

    2.24 "SUCCESSOR" means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option, to receive Shares issuable in satisfaction of a Stock Award or to receive other amounts payable under an Award, by bequest or inheritance or by reason of the death of the Grantee or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employment Retirement Income Security Act, or the rules thereunder.

    2.25 "TAX DATE" means the date on which the amount of tax to be withheld with respect to an Option or Stock Award is determined.

    2.26 "TERM" means the period during which a particular Option may be exercised or the period during which the conditions and/or restrictions placed on an Award are in effect.

    2.27 "WINDOW PERIOD" means a period beginning on the third business day following the date of release of a quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date.

3. ADMINISTRATION OF THE PLAN

    3.1  The Plan shall be administered by the Committee.

    3.2 The Committee shall have plenary authority, subject to provisions of the Plan, to: (a) determine when and to whom Awards shall be granted; (b) determine the form of each Award, its Term, the number of Shares covered by it, if any, the participation by a Grantee in other plans, and any other terms or conditions of each such Award, including the time and conditions of exercise or vesting; (c) determine whether Awards will be granted singly or in combination or tandem; (d) determine the performance goals, if any, that will be applicable to the Award and eliminate or reduce an Award otherwise payable that is based on performance goals; (e) accelerate the vesting, exercise, or payment of an Award when such action(s) would be in the best interests of the Company; and (f) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan. The Committee also shall have the authority to grant Awards in replacement of Awards previously granted under the Plan or any other plan of the Company or a Subsidiary. The Committee's actions in making Awards and fixing their size, Term, and other terms and conditions shall be final and conclusive on all persons.

    3.3 The Committee shall have the sole responsibility for construing and interpreting the Plan, for establishing (and amending) such rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the

Plan. Any decision or action taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations shall, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and shall be conclusive and binding upon all Grantees, all Successors, and any other person, whether that person is claiming under or through any Grantee or otherwise.

    3.4 The Committee may designate one of its members as Chairman. It shall hold its meetings at such times and places as it may determine. All determinations of the Committee shall be made by a majority of its members. Any determination reduced to writing and signed by all members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may make such rules and regulations for the conduct of its business as it shall deem advisable.

    3.5 The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer and/or to other senior officers of the Company under such conditions and/or limitations as the Committee may establish; provided, however, that only the Committee may establish performance goals and select and grant Awards to Grantees who are subject to Section 16 of the Exchange Act.

    3.6 Service on the Committee shall constitute service as a Director, so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors pursuant to its Bylaws and to any agreements between the Company and its Directors providing for indemnification.

    3.7 The Committee shall regularly inform the Board as to its actions with respect to all Awards under the Plan and the terms and conditions of such Awards in a manner, at such times, and in such form as the Board may reasonably request.

4. ELIGIBILITY


    Awards may be made under the Plan to employees who are corporate or field executives or senior managers, including executive officers of the Company and its Subsidiaries, and other managers, including field and theatre managers. Officers shall be employees for this purpose, whether or not they also are Directors. A Director who is not an employee shall not be eligible to receive an Award. Awards may be made to eligible employees whether or not they have received prior Awards under the Plan or under any previously adopted plan, and whether or not they are participants in other benefit plans of the Company, AMC or any other Subsidiary.


5. SHARES SUBJECT TO PLAN; LIMITATIONS

    5.1 The Company hereby reserves 1,000,000 Shares, for issuance in connection with Awards under the Plan, subject to adjustment under Section 20. During the Plan no Grantee may receive Options to acquire more than 325,000 Shares, Stock Awards entitling the Grantee to receive more than 150,000 Shares or cash awards aggregating more than $2 million under Performance Units. During any 12 month period no Grantee may receive Options to acquire more than 65,000 Shares or cash awards aggregating more than $400,000 under Performance Units. No Grantee may receive a Stock Award or Awards entitling the Grantee to receive free of conditions more than 30,000 Shares with respect to any 12 month period, but determined on an annualized basis so that more than 30,000 Shares may be received at one time free of conditions with respect to a performance period exceeding 12 months in duration.

    5.2 Any Shares related to Awards which (a) terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such Shares, or
(b) are settled in cash in lieu of Shares, shall be available again for grant under the Plan, provided the Participant received no other benefits of ownership of such Award other than voting rights, if any. Notwithstanding the foregoing, no Shares which are used by a Participant for the full or partial payment to the Company of the purchase price of Shares upon exercise of an Option, or for any withholding taxes due as a result of such exercise, may become available for Awards under the Plan. The Shares available for issuance under the Plan may be authorized and unissued shares or treasury shares.

6. GRANTING OF OPTIONS

    6.1 Subject to the terms of the Plan, the Committee may from time to time grant Options to persons eligible under Section 4 above and shall designate such Options as ISOs or NQSOs.

    6.2 Pursuant to Code Section 422 and applicable regulations, an Option shall not be deemed to be an ISO to the extent that the aggregate Fair Market Value, as determined on the date or dates of grant, of Shares with respect to which such ISO is exercisable for the first time by any individual during any calendar year (under all stock option incentive plans of the Company or a Subsidiary) exceeds $100,000. ISOs which first become exercisable during a calendar year shall be taken into account in the order granted. Options that exceed the $100,000 limit shall be treated as NQSOs.

    6.3 The purchase price of each Share subject to Option shall be fixed by the Committee, provided the purchase price for Shares subject to an Option shall not be less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

    6.4 Notwithstanding Section 6.3 above, pursuant to Code Section 422 and applicable regulations, the minimum purchase price of an ISO shall be 110% of the Fair Market Value of the Shares on the date the ISO is granted with respect to Grantees who at the time of Award are deemed to own 10% or more of the voting power of the Company's outstanding Shares.

    6.5 Each Option shall expire and all rights to purchase Shares thereunder shall cease on the date fixed by the Committee.

    6.6 Notwithstanding Section 6.5 above, pursuant to Code Section 422 and applicable regulations, an ISO shall expire and all rights to purchase Shares thereunder shall cease no later than the fifth anniversary of the date on which the ISO was granted with respect to Grantees who at the time of Award are deemed to own 10% or more of the voting power of the Company, and no later than the tenth anniversary of the date on which the ISO was granted with respect to other Grantees.

    6.7 No Option shall become exercisable prior to the expiration of six months after the date of its grant, unless otherwise determined by the Committee or permitted by the Plan, and, subject to the limitations in the Plan, each Option shall be exercisable for the number of Shares fixed by the Committee.

7. STOCK AWARDS

    7.1 The Committee may grant eligible employees Stock Awards which shall entitle Grantees to receive Shares in the future for no cash consideration and which may be subject to such terms, conditions and restrictions, if any, as the Committee may deem appropriate, including, without limitation, satisfaction of performance goals, restrictions on transferability and continued employment.

    7.2 Subject to provisions of the Plan permitting acceleration, the receipt of Shares under Stock Awards granted to persons subject to Section 16 of the Exchange Act will be conditioned on the attainment <#>by the Company or a Subsidiary or a division</#> during a performance period of performance goals established by the Committee based on criterion described in Section 9.

    7.3 At the time of grant of a Stock Award, the Grantee shall receive written evidence of the Award in such form as may be approved by the Committee but shall not be entitled to issuance or delivery of a stock certificate evidencing the Shares covered by the Award until the Committee certifies that performance goals have been met and the lapse of any restrictions that may have been imposed pursuant to the Award. Upon the attainment of such goals and the lapse of any restrictions, a certificate or certificates representing the number of Shares covered by the Award, free and clear of all restrictions, shall be issued and registered in the name of, and delivered to, the Grantee.

    7.4 Unless otherwise determined by the Committee or provided in the Plan, no Shares may be issued under Restricted Stock Awards unless the Grantee remains employed by the Company or a Subsidiary for one year after the date of the Award.

8. PERFORMANCE UNITS

    8.1  The Committee may grant Awards in the form of Performance Units.

    8.2 Amounts payable under a Performance Unit may be payable at a specified date or dates or upon attaining performance conditions. Subject to provisions of the Plan permitting acceleration, a Performance Unit granted to persons subject to Section 16 of the Exchange Act will be conditioned on the attainment <#>by the Company or a Subsidiary or a division</#> during a performance period of performance goals established by the Committee based on criteria described in
Section 9.

9. PERFORMANCE GOALS


    Performance  Stock and  Performance Unit Awards  made to  persons subject to
Section 16 of the Exchange Act shall be based on performance goals established by the Committee <#>prior to</#> not later than 90 days after the start of a performance period of 12 months duration or longer with respect to which such an Award is made. <#>After the start of a performance period</#> The Committee may not increase the compensation payable under an Award that is otherwise due upon attainment of a performance goal. The Committee shall certify that the performance goals have been achieved before payment of any such Award. Performance goals established by the Committee shall be based upon, as the Committee deems appropriate, one or more of the following business criteria: (i) Company or Subsidiary EBITDA (earnings before interest, taxes, depreciation and amortization); (ii) Company or Subsidiary earnings or earnings per Share; (iii) public market prices of Shares; (iv) division operating income, or "DOI" (operating income less general and administrative expenses and extraordinary expenses); (v) division level EBITDA (DOI less national film, home office and international general and administrative expenses plus capitalized lease adjustments; (vi) private market value of Shares on a fully-diluted basis (assuming full exercise of all outstanding shares of preferred stock, Class B stock, options and other rights to acquire Shares), based on a constant multiple of theatre level EBITDA (Company EBITDA less National Cinema Network, Inc. EBITDA), plus the book value of National Cinema Network, Inc., cash, cash equivalents and investments and investments in other long-term assets, less corporate borrowings, capitalized lease obligations and the carrying value of minority interests in other long-term liabilities; (vii) return to stockholders, measured by increases in the market value of an investment in Shares, assuming reinvestment of dividends received; and (viii) return on assets within a participant's span of responsibility; and the Committee may, in its discretion, determine whether an Award will be paid under any one or more of such business criteria. In setting performance goals, such criteria may be measured against one or more of the following: (i) the prior year or years' performance of the Company, a Subsidiary, or a division or other operations-based unit or span of a participant's responsibility; (ii) the performance of a broad-based group of stock such as, but not limited to, the Standard and Poor's 500 Index <#>with risk profiles similar to the Company's</#> and; (iii) the performance of a peer group of two or more companies. Such performance goals may be (but need not be) different for each performance period. The Committee may set different (or the same) goals for different Grantees and for different Awards, and performance goals may include standards for minimum attainment, target attainment, and maximum attainment. In all cases, however, performance goals shall include a minimum performance standard below which no part of the relevant Award will be earned.


10. NON-TRANSFERABILITY OF RIGHTS

    No Award, no rights under any Award, and no payment under the Plan shall be assignable or transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employment Retirement Income Security Act, or the rules thereunder, and the rights and the benefits of any such Award may be exercised during the lifetime of the Grantee only by his or her guardian or legal representative or Successor.

11. DEATH, DISABILITY, RETIREMENT AND OTHER TERMINATION
    OF EMPLOYMENT

    11.1 Subject to the terms of the Plan, the Committee may make such provisions concerning exercise or lapse of Awards upon the Grantee's death, disability, retirement, or other termination of employment as it shall in its discretion determine, provided that:

       (a) except as provided in paragraph (b) below, no provision shall permit an ISO to be exercised after the date three months following the Grantee's termination of employment,

       (b) no provision shall permit an Option to be exercised after the date which is twelve months following a Grantee's death or disability,

       (c) no provision shall permit a NQSO to be exercised after the date which is three years following the Grantee's retirement from the
Company or a Subsidiary,

       (d) except as provided in paragraphs (b) and (c) above, no provision shall permit a NQSO to be exercised after the date which is six months following a Grantee's termination of employment,


       (e) except as provided in paragraph (f) below or as permitted by Sections 12 or 20, all Stock Awards and Performance Units shall be canceled and forfeited if a Grantee's employment is terminated, and


       (f) in the event of Grantee's death, disability or retirement, the Grantee (or his Successor) shall be entitled immediately to be issued a certificate or certificates for all of the

Shares represented by his Stock Award(s) and to be paid amounts due under Performance Unit awards, free and clear of all performance goal requirements and restrictions, based in each case on the extent to which performance goals have been achieved, measured through the date of termination.


    For purposes of this Section 11, the term "disability" shall mean "long term disability", as defined in the AMC Long Term Disability Plan, or any comparable plan of the Company or AMC, or, if there is no such plan, the inability of the Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of not less than twelve months as determined by the Committee based on the opinion of a qualified physician (or other medical certificate) and other evidence acceptable to the Committee, and the term "retirement" shall mean "normal retirement" or, with the approval of the Committee, "early retirement" pursuant to the applicable terms of the AMC Defined Benefit Retirement Plan or any comparable plan of the Company or a Subsidiary covering a Grantee.

    11.2 Unless the Committee determines otherwise, Options which pursuant to their terms are exercisable following termination of a Grantee's employment:

       (a) may be exercised only to the extent exercisable upon the date such employment terminates, if such termination is other than by reason of the Grantee's death, disability or retirement, and

       (b) shall be accelerated if not yet vested and shall be exercisable in full, free and clear of all restrictions, if such termination is by reason of the Grantee's death, disability or retirement.

    11.3 Transfers of employment between the Company and a Subsidiary, or between Subsidiaries, shall not constitute termination of employment for purposes of any Award. The Committee may specify in the terms and conditions of an Award whether any authorized leave of absence or absence for military or governmental service or for any other reason shall constitute a termination of employment for purposes of the Award and the Plan.

12. PROVISIONS RELATING TO CHANGE IN CONTROL


    The Committee may provide, at the time of an Award or thereafter, that if a Change of Control Event occurs or if termination results from such Change of Control Event, (a) any restrictions on Stock Awards shall lapse immediately and
(b) outstanding Options shall become exercisable immediately. The Committee may also waive, at the time of an Award or thereafter, the satisfaction of performance goals with respect to Performance Stock Awards and Performance Units upon the occurrence of a Change in Control Event or upon termination resulting from a Change in Control Event, and authorize the issuance of Shares represented by Stock Awards or the payment of amounts under Performance Unit Awards, based in each case on the extent to which performance goals have been achieved, measured through the date a Change in Control Event or termination resulting therefrom occurs.


13. WRITING EVIDENCING AWARDS

    Each Award granted under the Plan shall be evidenced by a writing which may, but need not, be in the form of an agreement to be signed by the Grantee. The writing shall set forth the nature and size of the Award, its Term, the other terms and conditions thereof, other than those set forth in the Plan, and such other information as the Committee directs. Acceptance of, or receipt of the benefits of, an Award by the Grantee shall be conclusively presumed to be assent to the terms and conditions set forth therein, whether or not the writing is in the form of an agreement to be signed by the Grantee.

14. EXERCISE OF RIGHTS UNDER AWARDS

    14.1 A person entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee may prescribe.

    14.2 The notice of exercise shall be accompanied by payment in full of the purchase price for any Shares to be purchased, with such payment being made in cash, certified or bank cashier's check or money order or in Shares having a Fair Market Value equivalent to the purchase price of such Shares to be purchased, or a combination thereof. If approved by the Committee, payment of the purchase price of an Option may also be made by Note, provided that unless the Shares issued are treasury shares at least the par value of the Shares issued shall be paid in cash or equivalent or Shares as provided above. The Committee shall establish appropriate methods for accepting Shares and may impose such conditions as it deems appropriate on the use of such Shares to exercise an Option.

    14.3 Upon exercise of an Option, or after grant of a Stock Award but before a distribution of Shares in satisfaction thereof, the Grantee may request in writing that the Shares to be issued in satisfaction of the Award be issued in the name of the Grantee and another person as joint tenants with right of survivorship or as tenants in common.

    14.4 All notices or requests to the Company provided for herein shall be delivered to the Secretary of the Company.

15. EFFECTIVE DATE AND DURATION OF THE PLAN AND DATE OF AWARD

    15.1 The Plan shall become effective on November 10, 1994, provided any Awards granted hereunder shall be subject to approval of any governmental body having jurisdiction over the Company with respect to this Plan within the time limits applicable to any such governmental approvals.


    15.2 The Plan shall remain in effect until all Awards have been exercised or satisfied in accordance herewith, but no Awards may be granted under the Plan after the date of the first stockholders' meeting held in 1999 or December 31, 1999, whichever first occurs. The terms of any Award may be amended at any time prior to the end of its Term in accordance with and subject to the limitations of the Plan.


    15.3 The date of an Award shall be the date on which the Committee's determination to grant the same is final, or such later date as shall be specified by the Committee in connection with its determination.

16. AMENDMENTS TO AWARDS

    The Committee may at any time unilaterally amend or terminate and cash out any unexercised or unpaid Award, whether earned or unearned, including, but not by way of limitation, Awards earned but not yet paid, and/or substitute another Award of the same or different type, to the extent it deems appropriate;
provided,    however,   that    any   amendment   to    (but   not   termination

of) an outstanding Award which, in the opinion of the Committee, is materially adverse to the Grantee, or any amendment or termination which, in the opinion of the Committee, may subject the Grantee to liability under Section 16 of the Exchange Act, shall require the Grantee's consent. It shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein are not adverse to a Grantee.

17. STOCKHOLDER STATUS

    No person shall have any rights as a stockholder by virtue of the grant of an Award under the Plan, except with respect to Shares actually issued to that person.

18. POSTPONEMENT OR NON-EXERCISE


    The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of an Option or upon the vesting of a Stock Award granted under the Plan prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the taking of any action in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares, and (c) the completion of any registration or other qualification of such Shares under any state or Federal law or rulings or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Company shall not be obligated by virtue of any terms and conditions of any Award or any provisions of the Plan to recognize the exercise of an Option or to sell or issue shares in violation of the Securities Act or the law of any government having jurisdiction thereof. Any postponement or delay by the Company in recognizing the exercise of any Option or in issuing any Shares under a Stock Award or otherwise hereunder shall not extend the Term of an Option nor shorten the Term of any restriction attached to any Stock Award and neither the Company nor its directors or officers shall have any obligation or liability to the Grantee of an Award, to a Successor or to any other person with respect to any Shares as to which the Option shall lapse because of such postponement or as to which issuance under a Stock Award was delayed.


19. TERMINATION, SUSPENSION OR MODIFICATION OF PLAN

    The Board may terminate, suspend or modify the Plan at any time and in any manner, provided, however, that without stockholder approval the Board will not adopt an amendment that requires stockholder approval under Rule 16b-3.

    No termination or suspension of the Plan shall adversely affect any right acquired by any Grantee or any Successor under an Award granted before the date of such termination or suspension except to the extent permitted in Section 16.

20. ADJUSTMENTS FOR CORPORATE CHANGES

    20.1 In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Committee may (a) make such equitable adjustments, designed to protect against dilution or enlargement, as it may deem appropriate in the number and kind of Shares authorized by the Plan and, with respect to outstanding Awards, in the number and kind of Shares covered thereby and in the Option price, and (b) make such arrangements, which shall be binding upon the holders of unexpired Options and outstanding Stock Awards, for the substitution of new Options or Stock Awards for any unexpired Options or Stock Awards then outstanding under the Plan or for the assumption of any such unexpired Options and outstanding Stock Awards.


    20.2 In the event that the Company agrees (a) to sell or otherwise dispose of all or substantially all of the Company's assets, or (b) to be wholly or partially liquidated, or (c) to participate in a merger, consolidation or reorganization, or (d) to sell or otherwise dispose of substantially all the assets of, or a majority interest in, a Subsidiary or division, then the Committee may determine that any and all Options granted under the Plan, in situations involving an event described in clauses (a) through (c), and any and all Options granted to employees of the affected Subsidiary or division, in situations described in clause (d), shall be immediately exercisable in full, and any and all Shares issuable pursuant to Stock Awards or cash payable under Performance Units made under the Plan, in situations involving an event described in clauses (a) through (c), and any and all Shares issuable pursuant to Stock Awards or cash payable under Performance Units granted to employees of the affected Subsidiary or division, in situations described in clause (d), shall be immediately issuable or paid in full, as the case may be, based in each case on the extent to which performance goals have been achieved to the date of the event described in clause (a), (b), (c) or (d) above. The Committee may also determine that any Options not exercised, and any Stock Awards or Performance Units with respect to which any restrictions shall not have lapsed or conditions shall not have been satisfied, prior to any such event, or within such period of time thereafter (not to exceed 120 days) as the Committee shall determine, shall terminate.


    20.3 The grant of any Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets or the business, assets or stock of a Subsidiary.

21. NON-UNIFORM DETERMINATION

    The Committee's determination under the Plan including, without limitation, determination of the persons to receive Awards, the form, amount and type of Awards, the terms and provisions of Awards and the written material evidencing such Awards, any amendments to the terms and provisions of any Awards, and the granting or rejecting of applications for delivery of Shares need not be uniform and may be made selectively among otherwise eligible employees whether or not such employees are similarly situated.

22. TAXES

    22.1 The Company may pay, withhold or require a Grantee to remit to it amounts sufficient to satisfy the Company's federal, state, local or other tax withholding obligations attributable to any Awards after giving notice to the person entitled to receive such amount, and the Company may defer making payment of any Award if any such tax, charge or assessment may be pending until indemnified to its satisfaction.

    22.2 Subject to the consent of the Committee, in connection with (a) the exercise of a Non-Qualified Stock Option or (b) satisfaction of conditions and/or lapse of restrictions on a Stock Award, a Grantee may make an irrevocable election to tender back to the Company Shares received pursuant to (a) or (b), having a Fair Market Value sufficient to satisfy all or part of the

Company's total federal, state, local and other tax withholding obligations associated with the transaction. Any such election shall be irrevocable and, except with respect to elections incident to death, retirement, disability or termination of employment, must be made by a Grantee prior to the Tax Date, by delivering written notice to the Secretary of the Company together with such information and documents as the Committee may prescribe. The Committee may disapprove of any election, may suspend or terminate the right to make elections, or may provide with respect to any Award under this Plan that the right to make elections shall not apply to such Award.

    22.3 If a Grantee is an officer of the Company and is subject to the provisions of Section 16 of the Exchange Act, then an election to have Shares withheld and any exercise of such right are subject to the following additional restrictions:

       (a) no exercise shall be made within six months of the grant of the Award, unless made incident to death, retirement, disability or termination of employment; and

       (b) both the election and exercise must be made during a Window Period, unless made incident to death, retirement, disability or termination of employment, or the election must be made six months prior to the Tax Date.

    22.4 If, pursuant to the provisions of the Code, the Tax Date of an Award is deferred and a Grantee elects to have Shares withheld, the full number of Option Shares or Stock Award Shares may be issued but the Grantee shall enter into an agreement unconditionally obligating him or her to tender back to the Company the proper number of Shares on the Tax Date.

23. NONCOMPETITION AND FORFEITURE PROVISION

    If the Committee so determines, an Award may specify that a Grantee shall forfeit all unexercised, unearned, and/or unpaid Awards, including, but not limited to, Awards earned but not yet paid if, in the opinion of the Committee, the Grantee, at any time during the period of Grantee's employment and for one
(1) year thereafter, without the written consent of the Committee, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Company, in the geographic area in which the Company does business, or in any manner which is inimical to the best interests of the Company.

24. TENURE

    Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or Subsidiary has to terminate the employment of such participant. An employee terminated for cause, as determined by the Company, shall forfeit all of his rights under the Plan, except as to Options already exercised and Stock Awards on which restrictions have already lapsed.

25. APPLICATION OF PROCEEDS

    The proceeds received by the Company from the sale of its Shares under the Plan shall be used for general corporate purposes of the Company and its Subsidiaries.

26. OTHER ACTIONS

    Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options or pay bonuses for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association or other entity, or to grant options to, or assume options of, any person in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.

27. GENDER AND NUMBER

    Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

28. REQUIREMENTS OF LAW, GOVERNING LAW

    The granting of Awards and  the issuance of Shares  shall be subject to  all
applicable   laws,  rules  and  regulations,  and   to  such  approvals  by  any
governmental agencies or national securities exchanges as may be required. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Missouri.

29. EFFECT ON OTHER PLANS

    Participation in this Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company or a Subsidiary. Any Awards made pursuant hereto shall not be used in determining the benefits provided under any other plan of the Company or a Subsidiary unless specifically provided therein.

                             AMC ENTERTAINMENT INC.
               106 West 14th Street - Kansas City, Missouri 64105

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Messrs. Stanley H. Durwood and Peter C. Brown, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the Common Stock of AMC Entertainment Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on November 9, 1995 and at any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:

1. Election of Directors:  / / FOR all nominees listed (except as marked to the contrary).  / / WITHHOLD AUTHORITY to vote for the nominees listed.

                                     NOMINEES: Messrs. Charles J. Egan, Jr. and Paul E. Vardeman

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

   ---------------------------------------------------------------------------------------------------------------------------------
2. PROPOSAL TO ratify the appointment of Coopers & Lybrand L.L.P. as independent public accountants of the Company for the fiscal year ending March 28, 1996.

                              / / FOR             / / AGAINST              / / ABSTAIN

3. PROPOSAL TO approve the proposed amendments to the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan.

                              / / FOR             / / AGAINST              / / ABSTAIN

4. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

                                          (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
                          THE UNDERSIGNED STOCKHOLDER.
  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.


Please date and sign exactly as name appears. When shares are held by joint tenants, both must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date                                                                      , 1995
     --------------------------------------------------------------------

Signature
          ----------------------------------------------------------------------

Signature (if held jointly)
                            ----------------------------------------------------

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.